Filed Pursuant to Rule 424(b)(5)
Registration No. 333-183111
Registration No. 333-183756

PROSPECTUS SUPPLEMENT

(To prospectus dated September 5, 2012)

4,000,000 Shares

Zillow, Inc.

Class A Common Stock

$43.00 per share

We are offering 3,425,000 shares of our Class A common stock and the selling shareholders identified in this prospectus supplement are offering 575,000 shares of Class A common stock. We will not receive any proceeds from the sale of shares of Class A common stock by the selling shareholders.

Since Zillow’s inception, we have had authorized Class A common stock, which has one vote per share, and authorized Class B common stock, which has ten votes per share. All shares of Class B common stock are held by our founders, Richard Barton and Lloyd Frink. Following this offering, Mr. Barton will have 43.3% of the voting power of our outstanding capital stock, and Mr. Frink will have 32.9% of the voting power of our outstanding capital stock.

We have granted the underwriters an option to purchase up to 600,000 additional shares of Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “Z.” On September 5, 2012, the last reported sale price of our Class A common stock on The Nasdaq Global Market was $42.43 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$43.00	$172,000,000.00
Underwriting Discounts and Commissions	$2.043	$8,170,000.00
Proceeds to Zillow, Inc. (before expenses)	$40.958	$140,279,437.50
Proceeds to the Selling Shareholders (before expenses)	$40.958	$23,550,562.50

The underwriters expect to deliver the shares to purchasers on or about September 12, 2012 through the book-entry facilities of The Depository Trust Company.

Citigroup	Goldman, Sachs & Co.

Allen & Company LLC
Pacific Crest Securities
ThinkEquity LLC
Canaccord Genuity

The date of this Prospectus Supplement is September 6, 2012.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf registration process” or “continuous offering process”. The shelf registration statement (File No. 333-183111) became effective on September 5, 2012. Under this shelf registration process, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, the underwriters have not, and the selling shareholders have not, authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus. We are not, the underwriters are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated herein and therein by reference is accurate as of any date other than their respective dates. Our business, financial condition and results of operations may have changed since those dates.

You should read carefully this prospectus supplement and accompanying prospectus, together with the additional information described under the headings “Information Incorporated by Reference.”

SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Class A common stock, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page S-13 of this prospectus supplement, and all other information included or incorporated therein by reference in this prospectus supplement and the accompanying prospectus in its entirety. In this prospectus supplement and the accompanying prospectus, unless the context requires otherwise, references to “Zillow,” “our company,” “we,” “us” and “our” refer to Zillow, Inc. In addition, in this prospectus supplement and the accompanying prospectus, we use the term unique user. We count a unique user the first time an individual accesses our mobile applications using a mobile device during a calendar month, and the first time an individual accesses one of our websites using a web browser during a calendar month. If an individual accesses our mobile applications using different mobile devices within a given month, the first instance of access by each such mobile device is counted as a separate unique user. If an individual accesses our websites using different web browsers within a given month, the first access by each such web browser is counted as a separate unique user. If an individual accesses more than one of our websites in a single month, the first access to each website is counted as a separate unique user since unique users are tracked separately for each domain. Beginning in October 2011, we measure unique users with Google Analytics. Prior to October 2011, we measured monthly unique user metrics with Omniture analytical tools. We believe Google Analytics and Omniture result in materially consistent measurements of our monthly unique users. Beginning in June 2012, the reported monthly unique users reflect the effect of Zillow’s May 31, 2012 acquisition of RentJuice.

ZILLOW, INC.

Mission

Our mission is to build the most trusted and vibrant home-related marketplace to empower consumers with information and tools to make smart decisions about homes.

Our Company

Zillow is the leading real estate information marketplace. We provide vital information about homes, real estate listings, rental listings and mortgages through our mobile applications and websites, enabling homeowners, buyers, sellers and renters to connect with real estate, rental and mortgage professionals best suited to meet their needs. During July 2012, 37 million unique users visited our owned and operated mobile applications and websites, representing year-over-year growth of 59%. We are transforming the way people make home-related decisions. Zillow provides consumers and professionals an “edge in real estate”.

We maintain an unwavering commitment to providing consumers free access to as much useful information as possible. Our living database of more than 110 million U.S. homes includes homes for sale, homes for rent and homes not currently on the market, and attracts an active and vibrant community of users. Individuals and businesses that use Zillow have updated information on more than 33 million homes and have added more than 100 million home photos, creating exclusive home profiles not available anywhere else. These profiles include detailed information about homes such as property facts, listing information and purchase and sale data. We provide this information to our users through our industry-leading mobile applications that allow consumers to access our information when they are curbside, viewing homes, and through our websites.

Using complex, proprietary automated valuation models, we provide current home value estimates, or Zestimates, and current rental price estimates, or Rent Zestimates, on approximately 100 million U.S. homes. We present residential real estate data in novel ways that have revolutionized the way consumers search for, find and understand home-related information and make real estate decisions.

Consumers increasingly are using mobile devices to access real estate information. Over 50% of our home views now occur by consumers on a mobile device. We operate the most popular suite of mobile real estate applications across all major mobile platforms. During July 2012, 168 million homes were viewed on Zillow on a mobile device, or 63 homes per second. As discussed in greater detail below, we monetize our marketplace businesses on mobile in the same way we do on our web platform.

Real estate, rental and mortgage professionals are a critical part of the home-related marketplaces. We enable consumers to find and connect with local professionals best suited to meet their needs.

Our real estate marketplaces benefit from network effects. As more consumers access our mobile applications and websites, more real estate, rental and mortgage professionals contribute content to distinguish themselves, thereby making our marketplaces more useful and attracting additional consumers.

We generate revenue from local real estate professionals, mortgage professionals and brand advertisers. Our two revenue categories are marketplace revenue and display revenue.

Marketplace Revenue.    Marketplace revenue primarily consists of subscriptions sold to real estate agents under our Premier Agent program, and advertising related to our Zillow Mortgage Marketplace sold to mortgage lenders on a cost-per-click, or CPC, basis.

Zillow’s Premier Agent program offers a suite of marketing and business technology solutions to help real estate agents grow their businesses and personal brands. The Premier Agent program allows agents to select products and services that they can tailor to meet their business and advertising needs. The program has three tiers of participation including Platinum, our original flagship subscription product, as well as Gold and Silver, to meet different marketing and business needs of a broad range of agents.

The majority of Premier Agents participate in our Platinum tier, which is our local advertising subscription product, sold by zip code. The Platinum Premier Agent tier includes the display of the agent’s consumer ratings, photo and contact information alongside home profiles and listings in the relevant zip code, giving the agent exposure to qualified home shoppers interested in homes in their subscribed zip code. This exposure for agents spans across our mobile and web platforms. Additional benefits at this tier include featured listings, showcase advertisements and designation as a Premier Agent in Zillow’s directory.

All tiers of Premier Agents receive access to a dashboard portal on our website that provides individualized program performance analytics, as well as our recently launched personalized website service, and our customer relationship management, or CRM, tool that captures detailed information about each contact made with a Premier Agent through our mobile and web platforms. Our Premier Agent offering has evolved from purely advertising to an expanded set of technology solutions that help real estate agents manage and grow their businesses, which we will continue to enhance and expand over time.

Since the launch of our Premier Agent subscription product, we have historically charged for this product based upon a percentage of the total Platinum Premier Agent views in the zip code rather than the number of impressions actually delivered. In the first half of 2012, we began testing sales of our Platinum Premier Agent subscription product based upon charging for the number of impressions delivered in zip codes purchased. We began testing this impression-based sales model for our Platinum Premier Agent product to better align our revenue opportunities with increasing traffic levels to our mobile and web platforms and increasing demand by real estate agents for access to our home shoppers. We continue to evaluate the method of charging based upon impressions purchased and delivered, up to a maximum number per month, and expect in the future to apply this method more broadly to our existing subscriber base. In our history of building our real estate and other marketplaces and product offerings, we have continually evaluated and utilized various pricing and value delivery strategies in order to increase access to our inventory and align our revenue opportunities with the growth in usage of our mobile and web platforms.

In Zillow Mortgage Marketplace, participating qualified mortgage lenders make a prepayment to gain access to consumers interested in connecting with mortgage professionals. Consumers who request rates for mortgage loans in Zillow Mortgage Marketplace are presented with personalized lender quotes from participating lenders. We only charge mortgage lenders a fee when users click on their links for more information regarding a mortgage loan quote. Mortgage lenders who exhaust their initial prepayment can then prepay additional funds to continue to participate in the marketplace.

Display Revenue.    Display revenue primarily consists of graphical mobile and web advertising sold on a cost per thousand impressions, or CPM, basis to advertisers primarily in the real estate industry, including real estate brokerages, home builders, mortgage lenders and home services providers. Our advertising customers also include telecommunications, automotive, insurance and consumer products companies. We recognize display revenue as impressions are delivered to users interacting with our mobile applications or websites. Growth in display revenue depends on continuing growth in traffic to our mobile applications and websites and migration of advertising spend to online and mobile from traditional broadcast and print media.

During the six months ended June 30, 2012, we generated revenue of $50.6 million, as compared to $27.1 million in the six months ended June 30, 2011, an increase of 87%. For the years ended December 31, 2009, 2010 and 2011, we generated revenue of $17.5 million, $30.5 million and $66.1 million, representing year-over-year growth of 65%, 74% and 117%, respectively.

Our Opportunity

Homes are the center of peoples’ lives, the focus of some of their most important decisions and often their most valuable assets. In addition to whether to buy, sell or rent, consumers make many other important home-related decisions throughout their lifetimes, including decisions relating to refinancing or home equity loans, home maintenance and home improvement. Residential real estate is one of the largest sectors of the U.S. economy and supports a large number of professionals that provide services related to home purchases and sales, rentals, home financings, and home maintenance and improvement.

Based on external and internal assessments, we believe our current addressable markets include the following:

Purchase and Sale—Sales of existing and new homes in the United States in 2011 had an aggregate transaction value of approximately $994 billion, according to data published in May 2012 by the U.S. Census Bureau and the National Association of REALTORS®, or NAR. In an effort to acquire new client relationships and sell homes, U.S. real estate agents and brokers are projected to spend an estimated $6.9 billion on residential advertising in 2012, according to a forecast from Borrell Associates released in 2012. In addition, U.S. real estate developers are projected to spend an estimated $1.3 billion on residential advertising in 2012, also according to a forecast from Borrell Associates released in 2012.

Rentals—U.S. rental property managers and landlords are projected to spend an estimated $2.2 billion on residential advertising in 2012, according to a forecast from Borrell Associates released in 2012. In the

United States, there are 93 million people residing in rental housing units, according to data published by the U.S. Census Bureau in 2011. In the first quarter of 2012, there were approximately 43.4 million rental housing units in the United States, with nearly 9% vacant, according to data published by the U.S. Census Bureau in April 2012. Over 70% of movers in 2011 were renters, according to the U.S. Census Bureau migration data.

Home Financing—U.S. residential mortgage providers are projected to spend approximately $3.6 billion in 2012 marketing their services and loan products to mortgage borrowers, according to a forecast from Borrell Associates released in 2012.

Home Maintenance and Improvement—Spending on advertising by the home improvement industry is expected to be approximately $6.0 billion in 2012, according to a forecast from Borrell Associates released in 2012. Additionally, more than 650,000 businesses in 2007 earned the majority of their revenue by providing remodeling services, according to a January 2011 report from the Harvard Joint Center for Housing Studies.

Display Advertising—We estimate that companies seeking to reach consumers spent approximately $7.2 billion in 2011 on Web display and mobile display advertising, based on data published by the Interactive Advertising Bureau in 2012 and excluding our estimate of display advertising by real estate agents and brokers, real estate developers, rental property managers and landlords and mortgage providers based on a forecast of 2012 advertising from Borrell Associates released in 2012.

Industry Challenges

Highly Fragmented, Local and Complex Market—The market for residential real estate transactions and home-related services is highly fragmented, local and complex. Each home has unique characteristics, including location, value, size, style, age and condition. Each consumer approaches home-related transactions with a personal set of objectives, priorities and values. Real estate agents generally operate in local markets as independent contractors with different experience and skills. These conditions create challenges for consumers and real estate, rental and mortgage professionals alike.

Absence of Consumer Orientation—Historically, consumers had minimal access to comprehensive and objective residential real estate data, even though many home-related decisions are extraordinarily information-intensive. While real estate, rental and mortgage professionals had some data, consumers did not have free, independent and easy access to it. Even when accessible, the data was difficult to interpret and analyze.

Increasing Role of Mobile Technologies—Consumers increasingly are using mobile devices to access real estate information. With the widespread adoption of mobile and location-based technologies, consumers expect home-related information to be available on their mobile devices where, when and how they want it. Over 50% of our home views now occur by users on mobile devices.

The Zillow Edge

We are transforming the way people make home-related decisions and connect with real estate, rental and mortgage professionals. We maintain an unwavering commitment to providing consumers free access to as much useful information as possible, and to providing transparency for all market participants. Our living database of homes, our Zestimates and our Rent Zestimates form the foundation of our products and services.

Living Database of Homes—Our dynamic and comprehensive living database includes detailed information on more than 110 million U.S. homes, and includes homes for sale, for rent and recently sold, as well as properties not currently on the market. This database is central to the value we provide to consumers and real estate, rental and mortgage professionals. It contains extensive information that users can search, through an easy-to-use interface, to identify, analyze and compare homes. It includes information such as property facts, listing information and purchase and sale data. We apply extensive computer analytics to the data and transform it into information that is accessible, understandable and useful. We refer to the database as “living” because the information is continuously updated by the combination of our proprietary algorithms, synthesis of third-party data from hundreds of sources, and through improvements by us and, importantly, by our community of users.

Zestimates and Rent Zestimates—We have developed industry-leading automated home valuation models that use advanced statistical methods and complex, proprietary algorithms. We use these models to provide current home value estimates, or Zestimates, and current rental price estimates, or Rent Zestimates, on approximately 100 million U.S. homes.

Competitive Advantages

We believe we have the following competitive advantages:

•

Inimitable Database.    Our living database of homes is the result of years of substantial investment, sophisticated economic and statistical analysis, complex data aggregation and millions of user contributions.

•

Independent Market Position and Consumer Focus.    Zillow has been built independent of any real estate industry group. We believe our independence enables us to create compelling products and services with broad consumer appeal.

•

Powerful Brand and Scale.    We have established a powerful brand identity and built a large user community in a short time. The majority of our traffic comes direct, not dependent on search engines, with demonstrated consumer intent to visit the Zillow brand. During July 2012, 37 million unique users visited our mobile applications and websites, representing year-over-year growth of 59%.

•

Mobile Leadership and Monetization.    Shopping for a home is a far more meaningful consumer experience when it occurs curbside, untethered and on location, so we have developed and operate the most popular suite of mobile real estate applications across all major mobile platforms. In July 2012, 168 million homes, or 63 homes per second, were viewed on Zillow on a mobile device, representing over 50% of our home views. Our suite of mobile applications includes 13 distinct real estate, rental and mortgage applications that enable people to access and analyze information where, when and how they want it. We monetize our marketplace businesses on our mobile platform in the same way we do on our web platform.

•

Multiple Robust Home-Related Marketplaces.    We have created trusted and transparent marketplaces in real estate, rentals and mortgages where consumers can identify and connect with local professionals that are best suited to meet their needs. Our living database of homes provides a foundation on which we can build new consumer and professional marketplaces in other home-related categories.

•	Technology Solutions for Professionals. We offer a suite of marketing and technology solutions to help real estate, rental and mortgage professionals grow their businesses and personal brands.

•

Consumer-Oriented Mortgage Marketplace.    Unlike other sources of mortgage rate quotes, in Zillow Mortgage Marketplace consumers can anonymously submit mortgage loan requests and receive an unlimited number of personalized mortgage quotes directly from hundreds of consumer-rated lenders. Consumers can then choose to contact those lenders at their discretion. In the first seven months of 2012, consumers submitted 6.6 million mortgage loan requests in Zillow Mortgage Marketplace.

•

Personalized Experience.    We present consumers and real estate, rental and mortgage professionals with many opportunities to personalize their Zillow experience, leading to more informed home shopping and financing decisions.

•	Proven Management Team. We believe the extensive experience and depth of our management team are distinct competitive advantages in the complex and evolving industry in which we compete.

Growth Strategies

Our growth strategies are:

•	Focus on Consumers. Maintain our unwavering focus on consumers and leverage our industry independence to enhance existing products and services and develop new offerings with broad consumer appeal.

•

Enhance Our Living Database.    Enhance the information in our database of homes, and use it as the foundation for new analyses, insights and tools to inform consumers throughout the home ownership lifecycle.

•	Leverage Our Mobile Leadership. Innovate and expand our offerings for mobile devices, launching more applications and extending our brand and products across additional mobile platforms.

•

Deepen, Strengthen and Expand Our Marketplaces.    Deepen and strengthen our marketplaces by creating new opportunities for high-quality consumer-initiated connections with real estate, rental and mortgage professionals when consumers want their services. Our living database of homes provides a foundation on which we can build new consumer and professional marketplaces in other home-related categories.

•	Efficiently Increase Brand Awareness. Expand public relations, social media, content distribution and advertising programs to efficiently increase brand awareness.

•

Expand Our Platform.    Expand our offerings beyond advertising services for real estate, rental and mortgage professionals by developing additional marketing and business technology solutions to help those professionals manage and grow their businesses and personal brands.

•

Optimize Opportunities for Premier Agent Participation.    Optimize opportunities for Premier Agent participation in our marketplaces through development of a broad variety of marketing and business technology solutions.

•	Leverage Our Sales Force. Leverage our sales force’s expertise with new advertising and technology offerings.

•

Pursue Strategic Opportunities.    Pursue strategic opportunities, including commercial relationships and acquisitions, to strengthen our market position, enhance our capabilities and accelerate our growth.

Key Growth Drivers

Unique Users

Measuring unique users is important to us because our marketplace revenue depends in part on our ability to enable our users to connect with real estate, rental and mortgage professionals, and our display revenue depends in part on the number of impressions delivered. Furthermore, our community of users improves the quality of our living database with their contributions. We count a unique user the first time an individual accesses our mobile applications using a mobile device during a calendar month, and the first time an individual accesses one of our websites using a web browser during a calendar month. If an individual accesses our mobile applications using different mobile devices within a given month, the first instance of access by each such mobile device is counted as a separate unique user. If an individual accesses our websites using different web browsers within a given month, the first access by each such web browser is counted as a separate unique user. If an individual accesses more than one of our websites in a single month, the first access to each website is counted as a separate unique user since unique users are tracked separately for each domain. Beginning in October 2011, we measure unique users with Google Analytics. Prior to October 2011, we measured monthly unique user metrics with Omniture analytical tools. We believe Google Analytics and Omniture result in materially consistent measurements of our monthly unique users. Beginning in June 2012, the reported monthly unique users reflect the effect of Zillow’s May 31, 2012 acquisition of RentJuice.

	Average Monthly Unique Users for the Three Months Ended June 30,		2011 to 2012 % Change
	2011	2012
	(in thousands)
Unique Users	20,758	33,474	61%

	Average Monthly Unique Users for the Three Months Ended December 31,			2009 to 2010 % Change	2010 to 2011 % Change
	2009	2010	2011
	(in thousands)
Unique Users	7,611	12,666	23,507	66%	86%

Premier Agent Subscribers

The number of Premier Agent Subscribers is an important driver of revenue growth as each subscribing agent pays a monthly fee to participate in the program. We define a Premier Agent subscriber as an agent with a paid subscription at the end of a period.

	At June 30,		2011 to 2012 % Change
	2011	2012
Premier Agent Subscribers	13,385	22,696	70%

	At December 31,			2009 to 2010 % Change	2010 to 2011 % Change
	2009	2010	2011
Premier Agent Subscribers	2,764	8,102	15,799	193%	95%

Risks

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” and include but are not limited to the following:

•	If real estate and mortgage professionals or other advertisers reduce or end their advertising spending with us and we are unable to attract new advertisers, our business would be harmed.

•	If we do not innovate and provide products and services that are attractive to our users and to our advertisers, our business could be harmed.

•	We may make acquisitions and investments, which could result in operating difficulties, dilution and other harmful consequences.

•	We may be unable to increase awareness of the Zillow brand cost-effectively, which could harm our business.

•	We have incurred significant operating losses in the past and we may not be able to generate sufficient revenue to be profitable over the long term.

•

We are dependent on the real estate industry, and changes to that industry, or declines in the real estate market or increases in mortgage interest rates, could reduce the demand for our products and services.

Corporate Information

Zillow, Inc. was incorporated in Washington in December 2004. Our principal executive offices are located at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, and our telephone number is (206) 470-7000. Our website address is www.zillow.com. In addition, we maintain a Facebook page at www.facebook.com/zillow and a twitter feed at www.twitter.com/zillow. Information contained on, or that can be accessed through, our website, Facebook page or twitter feed does not constitute part of this prospectus and inclusions of our website address, Facebook page address and twitter feed address in this prospectus are inactive textual references only.

“Zillow,” “Zillow.com,” “Zestimate,” “Make Me Move,” “Postlets,” “RentJuice,” and the Zillow logo are registered trademarks of Zillow in the United States and in some other countries. “Diverse Solutions” is a trademark of Zillow. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

The Offering

Class A common stock offered by us in this offering	3,425,000 shares (or 4,025,000 shares if the underwriters exercise their option to purchase additional shares in full)

Class A common stock offered by the selling shareholders in this offering	575,000 shares

Class A common stock to be outstanding after this offering	24,734,428 shares (or 25,334,428 shares if the underwriters exercise their option to purchase additional shares in full)

Class B common stock to be outstanding after this offering	7,891,026 shares

Total Class A common stock and Class B common stock to be outstanding after this offering	32,625,454 shares (or 33,225,454 shares if the underwriters exercise their option to purchase additional shares in full)

Voting rights	Since Zillow’s inception, we have had authorized Class A common stock, which has one vote per share, and authorized Class B common stock, which has ten votes per share. All shares of Class B common stock are held by our founders, Richard Barton and Lloyd Frink. Following this offering, Mr. Barton will have 43.3% of the voting power of our outstanding capital stock, and Mr. Frink will have 32.9% of the voting power of our outstanding capital stock.

Use of proceeds	We plan to use the net proceeds from this offering for general corporate purposes, including working capital. We also may use a portion of these proceeds to acquire or make investments in complementary businesses, products or technologies. We will not receive any proceeds from the sale of shares of Class A common stock by the selling shareholders. See “Use of Proceeds.”

Nasdaq symbol	“Z”

The number of shares outstanding after this offering is based on 20,859,428 shares of Class A common stock outstanding and 8,341,026 shares of Class B common stock outstanding as of June 30, 2012 and, unless otherwise indicated, excludes:

•

5,291,516 shares of our Class A common stock issuable upon the exercise of options, outstanding as of June 30, 2012, to purchase shares of our Class A common stock at a weighted average exercise price of $11.25 per share;

•

97,885 shares of our Class A common stock issuable upon the exercise of outstanding options granted after June 30, 2012 and as of August 31, 2012, to purchase shares of our Class A common stock at a weighted average exercise price of $38.93 per share;

•	280,961 shares of our Class A common stock issuable upon vesting of restricted stock units, or RSUs, granted to former employees of RentJuice Corporation; and

•	565,953 shares of our Class A common stock reserved for future grant or issuance under our Amended and Restated 2011 Incentive Plan, or the 2011 Plan, as of August 31, 2012.

Except as otherwise indicated, all information in this prospectus assumes and reflects no exercise by the underwriters of their option to purchase an additional 600,000 shares of our Class A common stock.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein before purchasing our Class A common stock. Any of these risks could harm our business, results of operations, and financial condition and our prospects. In addition, the trading price of our Class A common stock could decline and you may lose some or all of your investment. See “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to Our Business

If Real Estate and Mortgage Professionals or Other Advertisers Reduce or End Their Advertising Spending With Us and We are Unable to Attract New Advertisers, Our Business Would be Harmed.

Our current financial model depends on advertising revenue generated primarily through sales to real estate agents and brokerages, mortgage lenders and advertisers in categories relevant to real estate. Our ability to attract and retain advertisers, and ultimately to generate advertising revenue, depends on a number of factors, including:

•	increasing the number of consumers of our products and services;

•	competing effectively for advertising dollars with other online media companies;

•	continuing to develop our advertising products and services, including the expansion of those products and services to new advertising customers;

•	keeping pace with changes in technology and with our competitors; and

•	offering an attractive return on investment to our advertisers for their advertising spending with us.

While real estate agents participating in our subscription-based Premier Agent program generally initially commit to contract terms of six months, we do not have long-term contracts with most of our other advertisers. Those advertisers could choose to modify or discontinue their relationships with us with little or no advance notice. In addition, as existing subscriptions for our Premier Agent program expire, we may not be successful in renewing these subscriptions, securing new subscriptions or increasing the amount of revenue we earn for a given subscription over time. We may not succeed in retaining existing advertisers’ spending or capturing a greater share of such spending if we are unable to convince advertisers of the effectiveness or superiority of our products as compared to alternatives, including traditional offline advertising media such as television and newspapers. In addition, future changes to our pricing methodology for advertising services may cause advertisers to reduce their advertising with us or choose not to advertise with us. If current advertisers reduce or end their advertising spending with us and we are unable to attract new advertisers, our advertising revenue and business, results of operations and financial condition would be harmed. In addition, if we do not realize the benefits we expect from strategic relationships we enter into, including for example, the generation of additional advertising revenue opportunities, our business could be harmed.

If We do Not Innovate and Provide Products and Services that are Attractive to Our Users and to Our Advertisers, Our Business Could be Harmed.

Our success depends on our continued innovation to provide products and services that make our mobile applications and websites useful for consumers and real estate, rental and mortgage professionals and attractive to our advertisers. As a result, we must continually invest significant resources in research and development in order to improve the attractiveness and comprehensiveness of our products and services and effectively incorporate new mobile and Internet technologies into them. If we are unable to provide products and services that users, including real estate professionals, want to use, then users may become dissatisfied and use competitors’ websites and mobile applications. If we are unable to continue offering innovative products and services, we may be unable to attract additional users and advertisers or retain our current users and advertisers, which could harm our business, results of operations and financial condition.

We may Make Acquisitions and Investments, which could Result in Operating Difficulties, Dilution and Other Harmful Consequences.

We continue to evaluate a wide array of potential strategic opportunities. For example, in May 2012, we acquired RentJuice Corporation, a provider of rental relationship management software for landlords, property managers and rental brokers. Any transactions that we enter into could be material to our financial condition and results of operations. The acquisitions may not result in the intended benefits to our business, and we may not successfully evaluate or utilize the acquired products, technology, or personnel, or accurately forecast the financial impact of an acquisition transaction. The process of integrating an acquired company, business or technology could create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	diversion of management time and focus from operating our business to acquisition integration challenges;

•	implementation or remediation of controls, procedures and policies at the acquired company;

•	coordination of product, engineering and sales and marketing functions;

•	retention of employees from the acquired company;

•	liability for activities of the acquired company before the acquisition;

•	litigation or other claims arising in connection with the acquired company;

•	impairment charges associated with goodwill and other acquired intangible assets; and

•

in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business, results of operations and financial condition.

We may be Unable to Increase Awareness of the Zillow Brand Cost-effectively, which could Harm Our Business.

We rely heavily on the Zillow brand, which we believe is a key asset of our company. Awareness and perceived quality and differentiation of the Zillow brand are important aspects of our efforts to attract and expand the number of consumers who use our mobile applications and websites. Should the competition for awareness and brand preference increase among providers of mobile or online real estate information, we may not be able to successfully maintain or enhance the strength of our brand. We expect to increase in the future our paid advertising, a form of advertising we have not used significantly in the past. The results of increased paid advertising may not be successful or cost-effective. If we are unable to maintain or enhance user and advertiser awareness of our brand cost-effectively, our business, results of operations and financial condition could be harmed.

We have Incurred Significant Operating Losses in the Past and We may Not be Able to Generate Sufficient Revenue to be Profitable Over the Long Term.

Since our inception in December 2004, we have incurred significant net operating losses and, as of June 30, 2012, we had an accumulated deficit of $74.6 million. Although we have experienced significant growth in our revenue, we expect that our revenue growth rate will decline in the future as a result of a variety of factors, including the maturation of our business. At the same time, we also expect our costs to increase in future periods as we continue to expend substantial financial resources to develop and expand our business, including on:

•	product development;

•	sales and marketing;

•	our technology infrastructure;

•	strategic opportunities, including commercial relationships and acquisitions; and

•	general administration, including legal and accounting expenses related to being a public company.

These investments may not result in increased revenue or growth in our business. If we fail to continue to grow our revenue and overall business and to manage our expenses, we may incur significant losses in the future and not be able to maintain profitability.

We are Dependent on the Real Estate Industry, and Changes to that Industry, or Declines in the Real Estate Market or Increases in Mortgage Interest Rates, Could Reduce the Demand for Our Products and Services.

Our financial prospects are significantly dependent on real estate shoppers using our services. Real estate shopping patterns depend on the overall health of the real estate market. Changes to the regulation of the real estate industry, including mortgage lending, may negatively impact the prevalence of home ownership. Changes to the real estate industry, declines in the real estate market or increases in mortgage interest rates could reduce demand for our services. Real estate markets also may be negatively impacted by a significant natural disaster, such as earthquake, fire, flood or other disruption.

We may be Unable to Maintain or Establish Relationships With Real Estate Brokerages, Real Estate Listing Aggregators, Multiple Listing Services, Property Management Companies, Home Builders and Other Third-Party Listing Providers, Which Could Limit the Information We are Able to Provide to Our Users.

Our ability to attract users to our mobile applications and websites depends to some degree on providing a robust number of for sale and rental listings. To provide these listings, we maintain relationships with real estate brokerages, real estate listing aggregators, multiple listing services, property management companies, home builders, other third-party listing providers, and homeowners and their real estate agents to include listing data in our services. Many of our agreements with real estate listing providers are short-term agreements that may be terminated with limited notice. The loss of some of our existing relationships with listing providers, whether due to termination of agreements or otherwise, or an inability to continue to add new listing providers, may cause our listing data to omit information important to users of our products and services. This could reduce user confidence in the sale and rental data we provide and make us less popular with consumers, which could harm our business, results of operations and financial condition.

We may be Unable to Maintain or Establish Relationships With Data Providers, which could Limit the Information We are Able to Provide to Our Users and Impair Our Ability to Attract or Retain Users.

We obtain real estate data, such as sale transactions, property descriptions, tax-assessed value and property taxes paid, under licenses from third-party data providers. We use this data to enable the development, maintenance and improvement of our information services, including Zestimates and Rent Zestimates and our living database of homes. We have invested significant time and resources to develop proprietary algorithms, valuation models, software and practices to use and improve upon this specific data. We may be unable to renew our licenses with these data providers, or we may be able to do so only on terms that are less favorable to us, which could harm our ability to continue to develop, maintain and improve these information services and could harm our business, results of operations and financial condition.

We may in the Future be Subject to Disputes Regarding the Accuracy of Our Zestimates and Rent Zestimates.

We provide our users with Zestimate and Rent Zestimate home and rental valuations. A Zestimate is our estimated current market value of a home based on our proprietary automated valuation models that apply advanced algorithms to analyze our data; it is not an appraisal. A Rent Zestimate is our estimated current monthly rental price of a home, using similar automated valuation models that we have designed to address the unique attributes of rental homes. Revisions to our automated valuation models, or the algorithms that underlie them, may cause certain Zestimates or Rent Zestimates to vary from our expectations for those Zestimates or Rent Zestimates. In addition, from time to time, users disagree with our Zestimates and Rent Zestimates. Any such variation in Zestimates or Rent Zestimates or disagreements could result in distraction from our business or potentially harm our reputation and could result in legal disputes.

We Face Competition to Attract Consumers to Our Mobile Applications and Websites, which could Impair Our Ability to Continue to Grow the Number of Users Who Use Our Mobile Applications and Websites, Which Would Harm Our Business, Results of Operations and Financial Condition.

Our success depends on our ability to continue to attract additional consumers to our mobile applications and websites. Our existing and potential competitors include companies that operate, or could develop, national and local real estate, rental and mortgage websites. These companies could devote greater technical and other resources than we have available, have a more accelerated time frame for deployment and leverage their existing user bases and proprietary technologies to provide products and services that consumers might view as superior to our offerings. Any of our future or existing competitors may introduce different solutions that attract consumers or provide solutions similar to our own but with better branding or marketing resources. If we are unable to continue to grow the number of consumers who use our mobile applications and websites, our business, results of operations and financial condition would be harmed.

We may be Unable to Compete Successfully Against Our Existing or Future Competitors in Attracting Advertisers, which could Harm Our Business, Results of Operations and Financial Condition.

We compete to attract advertisers with media sites, including websites dedicated to providing real estate, rental and mortgage information and services to real estate professionals and consumers, and major Internet portals, general search engines and social media sites, as well as other online companies. We also compete for a share of advertisers’ overall marketing budgets with traditional media such as television, magazines, newspapers and home/apartment guide publications, particularly with respect to advertising dollars spent at the local level by real estate professionals to advertise their qualifications and listings. Large companies with significant brand recognition have large numbers of direct sales personnel and substantial proprietary advertising inventory and web traffic, which may provide a competitive advantage. To compete successfully for advertisers against future and existing competitors, we must continue to invest resources in developing our advertising platform and proving the effectiveness and relevance of our advertising products and services. Pressure from competitors seeking to acquire a greater share of our advertisers’ overall marketing budget could adversely affect our pricing and margins, lower our revenue, and increase our research and development and marketing expenses. If we are unable to compete successfully against our existing or future competitors, our business, financial condition or results of operations would be harmed.

Our Dedication to Making Decisions Based Primarily on the Best Interests of Consumers may Cause Us to Forgo Short-Term Gains.

Our guiding principle is to build our business by making decisions based primarily upon the best interests of consumers, which we believe has been essential to our success in increasing our user growth rate and engagement and has served the long-term interests of our company and our shareholders. In the past, we have forgone, and we will in the future forgo, certain expansion or short-term revenue opportunities that we do not believe are in the best interests of consumers, even if such decisions negatively impact our results of operations in the short term. In addition, our philosophy of putting consumers first may negatively impact our relationships with our existing or prospective advertisers. This could result in a loss of advertisers which could harm our revenue and results of operations. For example, we believe that some real estate agents have chosen not to purchase our Premier Agent subscriptions because we display a Zestimate on their for sale listings. However, we believe it is valuable to consumers to have access to a valuation starting point on all homes and so we display a Zestimate on every home in our database for which we have sufficient data to produce the Zestimate. Similarly, we gather and make available to our consumers reviews on real estate, rental and mortgage professionals, even if those reviews are unfavorable. Although real estate, rental and mortgage professionals who receive unfavorable reviews may be less likely to purchase our advertising products and services, we continue to post favorable and unfavorable reviews because we believe the reviews are useful to consumers in finding the right professional. Our principle of making decisions based primarily upon the best interests of consumers may not result in the long-term benefits that we expect, in which case our user traffic and engagement, business and results of operations could be harmed.

If We Fail to Manage Our Growth Effectively, Our Brand, Results of Operations and Business Could be Harmed.

We have experienced rapid growth in our headcount and operations, which places substantial demand on management and our operational infrastructure. Most of our employees have been with us for fewer than two years. As we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, while maintaining the beneficial aspects of our company culture. In particular, we intend to pursue strategic opportunities and make substantial investments in our technology and development and sales and marketing organizations. If we do not manage the growth of our business and operations effectively, the quality of our services and efficiency of our operations could suffer, which could harm our brand, results of operations and overall business.

If Use of Mobile Technology and the Internet, Particularly with Respect to Real Estate Products and Services, Does Not Continue to Increase as Rapidly as We Anticipate, Our Business could be Harmed.

Our future success is substantially dependent on the continued use of mobile technology and the Internet as effective media of business and communication by our consumers. Mobile technology and Internet use may not continue to develop at historical rates, and consumers may not continue to use mobile technology or the Internet as media for information exchange. Further, these media may not be accepted as viable long-term outlets for information for a number of reasons, including actual or perceived lack of security of information and possible disruptions of service or connectivity. If consumers begin to access real estate information through other media and we fail to innovate, our business may be negatively impacted.

We Rely on the Performance of Highly Skilled Personnel, and if We are Unable to Attract, Retain and Motivate Well-Qualified Employees, Our Business could be Harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our management and our highly skilled team of employees, including our software engineers, statisticians, marketing professionals and advertising sales staff. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The loss of any of our senior management or key employees could materially adversely affect our ability to build on the efforts they have undertaken and to execute our business plan, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be harmed.

Any Significant Disruption in Service on Our Mobile Applications or Websites or in Our Network could Damage Our Reputation and Brand, and Result in a Loss of Users of Our Products and Services and of Advertisers, which could Harm Our Business, Results of Operations and Financial Condition.

Our brand, reputation and ability to attract users and advertisers depend on the reliable performance of our network infrastructure and content delivery processes. We have experienced minor interruptions in these systems in the past, including server failures that temporarily slowed the performance of our mobile applications and websites, and we may experience interruptions in the future. Interruptions in these systems, whether due to system failures, computer viruses, software errors or physical or electronic break-ins, could affect the security or availability of our products and services on our mobile applications and websites and prevent or inhibit the ability of users to access our services. Since our users may rely on our products and services, including our customer relationship management tools, for important aspects of their businesses, problems with the reliability, availability or security of our systems could damage our users' businesses, harm our reputation, result in a loss of users of our products and services and of advertisers and result in additional costs, any of which could harm our business, results of operations and financial condition.

Substantially all of the communications, network and computer hardware used to operate our websites are located at facilities in the Seattle area. We do not own or control the operation of these facilities. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, electronic and physical break-ins, computer viruses, earthquakes and similar events. The occurrence of any of the foregoing events could result in damage to our systems and hardware or could cause them to fail completely, and our insurance may not cover such events or may be insufficient to compensate us for losses that may occur.

A failure of our systems at one site could result in reduced functionality for our users, and a total failure of our systems could cause our mobile applications or websites to be inaccessible. Problems faced by our third-party web hosting providers with the telecommunications network providers with which they contract or with the systems by which they allocate capacity among their customers, including us, could adversely affect the experience of our users. Our third-party web hosting providers could decide to close their facilities without adequate notice. Any financial difficulties, such as bankruptcy reorganization, faced by our third-party web hosting providers or any of the service providers with whom they contract may have negative effects on our business, the nature and extent of which are difficult to predict. If our third-party web hosting providers are unable to keep up with our growing needs for capacity, this could harm our business. In addition, if distribution channels for our mobile applications experience disruptions, such disruptions could adversely affect the ability of users and potential users to access or update our mobile applications, which could harm our business.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business, which may result from interruptions in our service as a result of system failures. Any errors, defects, disruptions or other performance problems with our services could harm our reputation and harm our business, results of operations and financial condition.

We are Subject to a Variety of Federal and State Laws, Many of which are Unsettled and Still Developing and which could Subject Us to Claims or Otherwise Harm Our Business.

We are subject to a variety of federal and state laws that are continuously evolving and developing, including laws regarding the real estate, rental and mortgage industries, Internet-based businesses and businesses that rely on advertising. These laws can be costly to comply with, can require significant management time and effort, and can subject us to claims or other remedies. These laws may conflict with each other and if we comply with the laws of one jurisdiction, we may find that we are violating laws of another jurisdiction. Additionally, our ability to provide a specific target audience to advertisers is a significant competitive advantage. Any legislation reducing this ability would have a negative impact on our business and results of operations.

If we are unable to comply with these laws or regulations, if we become liable under these laws or regulations or if unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies are implemented, we could be directly harmed and forced to implement new measures to reduce our exposure to this liability and it could cause the development of product or service offerings in affected markets to become impractical. This may require us to expend substantial resources or to discontinue certain products or services, limit our ability to expand our product and services offerings or expand into new markets or otherwise harm our business, results of operations and financial condition. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and results of operations.

We assist with the processing of customer credit card transactions which results in us receiving personally identifiable information. This information is increasingly subject to legislation and regulation in the United States. This legislation and regulation is generally intended to protect the privacy and security of personal information, including credit card information that is collected, processed and transmitted. We could be adversely affected if government regulations require us to significantly change our business practices with respect to this type of information.

We may be Unable to Continue to Use the Domain Names that We Use in Our Business, or Prevent Third Parties from Acquiring and Using Domain Names that Infringe on, are Similar to, or Otherwise Decrease the Value of Our Brand or Our Trademarks or Service Marks.

We have registered domain names for our websites that we use in our business. If we lose the ability to use a domain name, we may incur significant expenses to market our products and services under a new domain name, which could harm our business. In addition, our competitors could attempt to capitalize on our brand recognition by using domain names similar to ours. Domain names similar to ours have been registered in the United States and elsewhere. We may be unable to prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks. Protecting and enforcing our rights in our domain names and determining the rights of others may require litigation, which could result in substantial costs and diversion of management’s attention.

We may be Unable to Adequately Protect Our Intellectual Property, which could Harm the Value of Our Brand and Our Business.

We regard our intellectual property as critical to our success, and we rely on trademark, copyright and patent law, trade secret protection and contracts to protect our proprietary rights. If we are not successful in protecting our intellectual property, the value of our brand and our business, results of operations and financial condition could be harmed.

While we believe that our issued patents and pending patent applications help to protect our business, there can be no assurance that our operations do not, or will not, infringe valid, enforceable patents of third parties or that competitors will not devise new methods of competing with us that are not covered by our patents or patent applications. There also can be no assurance that our patent applications will be approved, that any patents issued will adequately protect our intellectual property, that such patents will not be challenged by third parties or found to be invalid or unenforceable or that our patents will be effective in preventing third parties from utilizing a “copycat” business model to offer the same products or services. Moreover, we rely on intellectual property and technology developed or licensed by third parties, and we may not be able to obtain licenses and technologies from these third parties on reasonable terms or at all.

Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services may be provided. The laws of certain countries do not protect proprietary rights to the same extent as the laws of the United States and, therefore, in certain jurisdictions, we may be unable to protect intellectual property and our proprietary technology adequately against unauthorized third-party copying or use, which could harm our competitive position. We have licensed in the past, and expect to license in the future, certain of our proprietary rights, such as trademarks or copyrighted material, to third parties. These licensees may take actions that might diminish the value of our proprietary rights or harm our reputation, even if we have agreements prohibiting such activity. To the extent third parties are obligated to indemnify us for breaches of our intellectual property rights, these third parties may be unable to meet these obligations. Any of these events could harm our business, results of operations or financial condition.

Intellectual Property Disputes are Costly to Defend and could Harm Our Business, Results of Operations, Financial Condition and Reputation.

From time to time, we face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties. We are currently subject to patent infringement claims. These claims allege, among other things, that aspects of our technology infringe upon the plaintiffs’ patents. If we are not successful in defending ourselves against these claims, we may be required to pay damages and may be subject to injunctions, each of which could harm our business, results of operations, financial condition and reputation. We may be subject to future claims or allegations relating to our intellectual property rights. As we grow our business and expand our operations we expect that we will continue to be subject to intellectual property claims and allegations. Patent and other intellectual property disputes or litigation may be protracted and expensive, and the results are difficult to predict and may require us to stop offering certain products, services or features, purchase licenses which may be expensive to procure or modify our products or services. In addition, patent or other intellectual property disputes or litigation may result in significant settlement costs. Any of these events could harm our business, results of operations, financial condition and reputation.

In addition, we use open source software in our services and will continue to use open source software in the future. From time to time, we may be subject to claims brought against companies that incorporate open source software into their products or services, claiming ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to changing our products or services, any of which would have a negative effect on our business and results of operations.

Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, the time and resources necessary to resolve them could harm our business, results of operations, financial condition and reputation.

Confidentiality Agreements with Employees and Others may not Adequately Prevent Disclosure of Trade Secrets and Other Proprietary Information.

In order to protect our technologies and processes, we rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. The loss of trade secret protection could make it easier for third parties to compete with our products by copying functionality. In addition, any changes in, or unexpected interpretations of, intellectual property laws may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection of our trade secrets or other proprietary information could harm our business, results of operations, reputation and competitive position.

We may be Unable to Halt the Operations of Websites that Aggregate or Misappropriate Our Data.

From time to time, third parties have misappropriated our data through website scraping, robots or other means and aggregated this data on their websites with data from other companies. In addition, copycat websites have misappropriated data on our network and attempted to imitate our brand or the functionality of our websites. When we have become aware of such websites, we have employed technological or legal measures in an attempt to halt their operations. However, we may be unable to detect all such websites in a timely manner and, even if we could, technological and legal measures may be insufficient to halt their operations. In some cases, particularly in the case of websites operating outside of the United States, our available remedies may not be adequate to protect us against the impact of the operation of such websites. Regardless of whether we can successfully enforce our rights against the operators of these websites, any measures that we may take could require us to expend significant financial or other resources, which could harm our business, results of operations or financial condition. In addition, to the extent that such activity creates confusion among consumers or advertisers, our brand and business could be harmed.

If Our Security Measures are Compromised, Consumers may Curtail Use of Our Products and Services and Advertisers may Reduce their Advertising on Our Mobile Applications and Websites.

Our products and services involve the storage and transmission of users’ information, some of which may be private, and security breaches could expose us to a risk of loss or exposure of this information, which could result in potential liability and litigation. For example, a hacker could steal a user’s profile password and manipulate information about that user’s home or post to a forum while posing as that user. Like all websites, our websites are vulnerable to computer viruses, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personal or other confidential information. If we experience compromises to our security that result in website performance or availability problems, the complete shutdown of our websites or mobile applications, or the loss or unauthorized disclosure of confidential information, our users and advertisers may lose trust and confidence in us, and users may decrease the use of our websites or mobile applications or stop using our websites or mobile applications in their entirety, and advertisers may decrease or stop advertising on our websites or mobile applications. Further, outside parties may attempt to fraudulently induce employees, users or advertisers to disclose sensitive information in order to gain access to our information or our users’ or advertisers’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new users and increase engagement by existing users, cause existing users to curtail or stop use of our products or services or close their accounts, cause existing advertisers to cancel their contracts, or subject us to third-party lawsuits, regulatory fines or other action or liability, thereby harming our business, results of operations and financial condition.

We are Subject to a Number of Risks Related to the Credit Card and Debit Card Payments We Accept.

We accept payments through credit and debit card transactions. For credit and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge or suffer an increase in our operating expenses, either of which could harm our business, financial condition and results of operations.

We depend on processing vendors to complete credit and debit card transactions. If we or our processing vendors fail to maintain adequate systems for the authorization and processing of credit card transactions, it could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if these systems fail to work properly and, as a result, we do not charge our customers’ credit cards on a timely basis or at all, our business, revenue, results of operations and financial condition could be harmed.

We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. We are required to comply with payment card industry security standards. Failing to comply with those standards may violate payment card association operating rules, federal and state laws and regulations, and the terms of our contracts with payment processors. Any failure to comply fully also may subject us to fines, penalties, damages and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, there is no guarantee that such compliance will prevent illegal or improper use of our payment systems or the theft, loss, or misuse of data pertaining to credit and debit cards, card holders and transactions.

If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, each of which could harm our business, results of operations and financial condition.

If we are unable to maintain our chargeback rate or refund rates at acceptable levels, our processing vendors may increase our transaction fees or terminate their relationships with us. Any increases in our credit and debit card fees could harm our results of operations, particularly if we elect not to raise our rates for our service to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.

We have Pledged Substantially all of Our Assets to Secure Indebtedness.

In March 2011, we entered into a loan and security agreement with a financial institution to establish a $4.0 million line of credit. In April 2012, we amended our loan and security agreement to increase our line of credit from $4.0 million to $25.0 million. Indebtedness we incur under this agreement is secured by substantially all of our assets, including our intellectual property. If we default on our obligations under this agreement, the financial institution may foreclose on our assets, which would materially and adversely impact our business. As of July 31, 2012, there were no amounts outstanding under the line of credit.

On March 22, 2011, we executed a standby letter of credit of $1.5 million in connection with the lease of our Seattle offices, and on July 30, 2012, we amended the standby letter of credit to increase the amount to approximately $1.7 million. We also have four outstanding letters of credit totaling $0.6 million as of June 30, 2012, payable to the landlord of our prior headquarters office in Seattle, Washington, in the event we default on our lease, which expires in February 2013.

We Expect Our Results of Operations to Fluctuate on a Quarterly and Annual Basis.

Our revenue and results of operations could vary significantly from period to period and may fail to match expectations as a result of a variety of factors, some of which are outside our control. The other risk factors discussed in this “Risk Factors” section may contribute to the variability of our quarterly and annual results. In addition, our results may fluctuate as a result of fluctuations in the quantity of, and the price at which we are able to sell, our remnant advertising and the size and seasonal variability of our advertisers’ marketing budgets. As a result of the potential variations in our revenue and results of operations, period-to-period comparisons may not be meaningful and the results of any one period should not be relied upon as an indication of future performance. In addition, our results of operations may not meet the expectations of investors or public market analysts who follow us, which may adversely affect our stock price.

Our Ability to Use Our Net Operating Loss Carryforwards and Certain Other Tax Attributes may be Limited.

At December 31, 2011, we had federal net operating loss carryforwards of approximately $68.6 million and tax credit carryforwards of approximately $1.2 million. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income or income tax liability may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by certain “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. If we experience one or more ownership changes in the future as a result of future transactions in our stock, our ability to utilize net operating loss carryforwards could be limited. Furthermore, our ability to utilize net operating loss carryforwards of any companies that we have acquired or may acquire in the future may be limited. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards, other pre-change tax attributes, or net operating loss carryforwards of any acquired companies to offset our federal taxable income or reduce our federal income tax liability may be subject to limitation. The purchase of our Class A common stock pursuant to this offering could increase the risk of an ownership change that triggers Sections 382 and 383.

The Requirements of Being a Public Company may Strain Our Resources and Distract Our Management, which could Make It Difficult to Manage Our Business.

We are required to comply with various regulatory and reporting requirements, including those required by the Securities and Exchange Commission, or the SEC. Complying with these reporting and other regulatory requirements can be time-consuming and results in increased costs to us and could harm our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These requirements could strain our systems and resources. The Exchange Act also requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Exchange Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have committed significant resources, hired additional staff and provided additional management oversight. We have implemented additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth will require us to commit additional management, operational and financial resources to identify new professionals to join us and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns and could make it difficult to manage our business, which could harm our business, results of operations, financial condition and cash flows. In addition, if we find any material weakness in our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the market price of our Class A common stock to decline.

Risks Related to Ownership of Our Class A Common Stock and this Offering

Our Stock Price may be Volatile, and the Value of an Investment in Our Common Stock may Decline.

An active, liquid and orderly market for our Class A common stock may not be sustained, which could depress the trading price of our Class A common stock. The trading price of our Class A common stock has at times experienced substantial price volatility and may continue to be volatile. For example, since shares of our Class A common stock were sold in our initial public offering in July 2011 at a price of $20.00 per share, the closing price of our Class A common stock has ranged from $21.63 per share to $43.11 per share through August 31, 2012. The market price of our Class A common stock could be subject to wide fluctuations in response to many of the risk factors discussed in this prospectus supplement and accompanying prospectus and others beyond our control, including:

•	actual or anticipated fluctuations in our financial condition and results of operations;

•	changes in projected operational and financial results;

•	addition or loss of significant customers;

•	actual or anticipated changes in our growth rate relative to that of our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital-raising activities or commitments;

•	announcements of technological innovations or new offerings by us or our competitors;

•	additions or departures of key personnel;

•	changes in laws or regulations applicable to our services;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	issuance of new or updated research or reports by securities analysts;

•	sales of our Class A common stock by us or our shareholders;

•	stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares; and

•	general economic and market conditions.

Furthermore, the stock markets in recent years have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of the equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our Class A common stock. If the market price of our Class A common stock declines, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could harm our business, results of operations or financial condition.

The Dual Class Structure of Our Common Stock as Contained in Our Charter Documents has the Effect of Concentrating Voting Control with Our Founders, and Limits Your Ability to Influence Corporate Matters.

Since Zillow’s inception, our capital structure has had authorized Class A common stock and authorized Class B common stock. Our Class A common stock has one vote per share, and our Class B common stock has 10 votes per share. All shares of Class B common stock have been and are held by our founders, Richard Barton and Lloyd Frink. Following this offering, and based on shares of Class A common stock and Class B common stock outstanding as of June 30, 2012, Mr. Barton’s holdings and Mr. Frink’s holdings will represent approximately 43.3% and 32.9%, respectively, of the voting power of our outstanding capital stock.

Therefore, for the foreseeable future, Mr. Barton and Mr. Frink will have significant control over our management and affairs and will be able to control all matters requiring shareholder approval, including the election or removal (with or without cause) of directors and approval of any significant corporate transaction, such as a merger or other sale of us or our assets. This concentrated control could delay, defer or prevent a change of control, merger, consolidation, takeover or other business combination involving us that you, as a shareholder, may otherwise support. This concentrated control could also discourage a potential investor from acquiring our Class A common stock due to the limited voting power of such stock relative to the Class B common stock and might harm the market price of our Class A common stock.

Future Sales of Our Class A Common Stock in the Public Market could Cause Our Stock Price to Decline.

Our Class A common stock began trading on The Nasdaq Global Market on July 20, 2011. We cannot predict the effect, if any, that market sales of shares or the availability of shares for sale will have on the prevailing trading price of our Class A common stock from time to time. Sales of a substantial number of shares of our common stock could cause our stock price to fall.

Upon completion of this offering, based on our shares outstanding as of June 30, 2012, we will have 24,734,428 shares of Class A common stock outstanding and 7,891,026 shares of Class B common stock outstanding, assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options. The shares of Class A common stock outstanding, and the Class A common stock issuable upon conversion of the shares of Class B common stock outstanding, generally will be freely tradable, except to the extent they are restricted or control securities subject to the limitations on sale of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. In addition, 10,386,599 of these shares will be restricted as a result of lock-up agreements with our directors and officers and the selling shareholders that will restrict transfers for at least 45 days after the date of this prospectus, subject to certain extensions. Citigroup may, in its sole discretion, release all or some portion of the shares subject to lock-up agreements prior to expiration of the lock-up period. After this offering, the holders of 14,798,057 shares of our capital stock, or 45.4% of our total outstanding Class A common stock (calculated on an as-if-converted basis), based on shares outstanding as of June 30, 2012, will be entitled to rights with respect to registration of these shares under the Securities Act pursuant to an investors’ rights agreement. Further, of the holders of our outstanding Class A common stock and Class B common stock with registration rights pursuant to the investors’ rights agreement, 3,025,891 shares of Class A common stock are registered pursuant to the shelf registration statement (File No. 333-183111) which became effective on September 5, 2012. If the holders of our Class A common stock and Class B common stock entitled to registration rights elect to exercise such rights and sell a large number of shares without being subject to the volume and other restrictions of Rule 144, they could adversely affect the market price of our Class A common stock. If we file a registration statement for the purposes of selling additional shares to raise capital and are required to include shares held by these holders pursuant to the exercise of their registration rights, our ability to raise capital may be impaired.

If Securities or Industry Analysts do not Publish Research or Publish Inaccurate or Unfavorable Research About Our Business, Our Stock Price and Trading Volume Could Decline.

The trading market for our Class A common stock depends in part on the research and reports that securities or industry analysts publish about our company. If few or no securities or industry analysts cover our company, the market price of our Class A common stock could be negatively impacted. If securities or industry analysts cover us and if one or more of such analysts downgrades our Class A common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of the analysts covering us fail to publish reports on us regularly, demand for our Class A common stock could decline, which could cause our stock price and trading volume to decline.

If We Issue Additional Equity Securities or Issue Convertible Debt to Raise Capital, it may have a Dilutive Effect on Shareholders’ Investment.

If we raise additional capital through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution in their percentage ownership of us. Moreover, any new equity securities we issue could have rights, preferences and privileges senior to those of holders of our common stock.

Anti-Takeover Provisions in Our Charter Documents and Under Washington Law could Make an Acquisition of Us More Difficult, Limit Attempts by Shareholders to Replace or Remove Our Management and Affect the Market Price of Our Class A Common Stock.

Provisions in our articles of incorporation and bylaws, as amended and restated, may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated articles of incorporation or amended and restated bylaws include provisions, some of which will become effective only after the date, which we refer to as the threshold date, on which the Class B common stock controlled by our founders represents less than 7% of the aggregate number of shares of the outstanding Class A common stock and Class B common stock, that:

•

set forth the dual class structure of our common stock, which concentrates voting control of matters submitted to a vote of our shareholders with the holders of our Class B common stock, which is held by our founders;

•

authorize our board of directors to issue, without further action by our shareholders, up to 30,000,000 shares of undesignated preferred stock, subject, prior to the threshold date, to the approval rights of our holders of Class B common stock;

•	establish that our board of directors will be divided into three classes, Class I, Class II and Class III, with each class serving three-year staggered terms;

•	prohibit cumulative voting in the election of directors;

•	provide that, after the threshold date, our directors may be removed only for cause;

•	provide that, after the threshold date, vacancies on our board of directors may be filled only by the affirmative vote of a majority of directors then in office or by the sole remaining director;

•	provide that only our board of directors may change the size of our board of directors;

•

specify that special meetings of our shareholders can be called only by the chair of our board of directors, our board of directors, our chief executive officer, our president or, prior to the threshold date, holders of at least 25% of the combined voting power of our outstanding Class A common stock and Class B common stock;

•	establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders, including proposed nominations of persons for election to our board of directors;

•

require the approval of our board of directors or the holders of two-thirds of the voting power of our outstanding Class A common stock and Class B common stock, voting together as a single group, to amend or repeal our bylaws; and

•

require the approval of two-thirds of the outstanding voting power of our Class A common stock and Class B common stock, voting together as a single group, to amend certain provisions of our articles of incorporation.

Prior to the threshold date, our directors can be removed with or without cause by holders of our Class A common stock and Class B common stock, voting together as a single group, and vacancies on the board of directors may be filled by such shareholders, voting together as a single group. Given the dual class structure of our common stock, our founders, Richard Barton and Lloyd Frink, who hold our Class B common stock, will have the ability for the foreseeable future to control these shareholder actions. See the risk factor above titled “The dual class structure of our common stock as contained in our charter documents has the effect of concentrating voting control with our founders, and limits your ability to influence corporate matters.”

The provisions described above, after the threshold date, may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors, which is responsible for appointing our management. In addition, because we are incorporated in the State of Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which prohibits certain business combinations between us and certain significant shareholders unless specified conditions are met. These provisions may also have the effect of delaying or preventing a change of control of our company, even if this change of control would benefit our shareholders.

Our Management will have Broad Discretion Over the Use of the Net Proceeds we Receive in this Offering, and might not Apply the Proceeds in Ways that Increase the Value of your Investment.

Our management will have considerable discretion in applying the net proceeds we receive in this offering. We currently intend to use these proceeds primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters and capital expenditures. If appropriate opportunities arise, we may use a portion of these proceeds to acquire or invest in technologies, solutions or businesses that complement our business. We have not allocated these proceeds for any specific purposes. Until these proceeds are used, we plan to invest them, and these investments may not yield a favorable rate of return. If we do not invest or apply these proceeds in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions. These forward-looking statements may include, but are not limited to, statements concerning the following:

•	our future financial performance, including our revenue, cost of revenue, operating expenses and ability to achieve and maintain profitability;

•	our ability to attract and retain consumers of our products and services;

•	our ability to attract and retain advertisers;

•	our ability to innovate and keep pace with changes in technology;

•	the success of our marketing efforts;

•	our ability to maintain, protect and enhance our brand and intellectual property;

•	the effects of increased competition in our market;

•	our ability to effectively manage our growth and successfully enter new markets;

•	the viability of mobile and Internet media and the market for mobile and Internet advertising;

•	our ability to successfully manage any acquisitions of business, solutions or technology; and

•	the attraction and retention of qualified employees and key personnel.

These forward-looking statements are subject to many risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources and on our knowledge of the markets for our products and services. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe the data from third-party sources are reliable, we have not independently verified this information. While we believe the market-position, market-opportunity and market-size information included in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the Class A common stock we are offering will be approximately $139.6 million, after deducting underwriting discounts and commissions and estimated expenses payable in connection with this offering.

The principal purposes of this offering are to increase our public float and raise additional capital. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for these proceeds or the amounts that we plan to use for any particular purpose. Accordingly, our management team will have broad discretion in using these proceeds. However, we currently expect to use these proceeds primarily for general corporate purposes, which may include working capital, sales and marketing activities, general and administrative matters and capital expenditures. We may also use a portion of these proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. Pending the use of these proceeds, we intend to invest the proceeds in investment-grade, interest-bearing investments.

We will not receive any proceeds from the sale of shares of Class A common stock by the selling shareholders.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income and estate tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our Class A common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof, all of which are subject to change, possibly with retroactive effect, which could result in U.S. federal income and estate tax consequences different than those summarized below. We have not sought a ruling from the Internal Revenue Service (IRS) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary does not address the tax considerations arising under the laws of any state, local, non-U.S. or other taxing jurisdiction and is limited to investors who hold or will hold our Class A common stock as a capital asset for tax purposes. This summary does not address all tax considerations that may be important to a particular investor in light of the investor’s circumstances or to certain categories of non-U.S. investors that may be subject to special rules, such as:

•	banks, insurance companies or other financial institutions (except to the extent specifically set forth below);

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations or tax-qualified retirement plans;

•	real estate investment trusts or regulated investment companies;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our Class A common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Internal Revenue Code.

In addition, if a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Accordingly, partnerships that hold our Class A common stock and partners in such partnerships should consult their tax advisors.

The following discussion of material U.S. federal income and estate tax consequences to non-U.S. holders is for general information only. You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Class A common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are any holder other than (i) a U.S. citizen or U.S. resident alien, (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that either is subject to the primary supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions, or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If you are an individual, you may be deemed to be a U.S. resident alien by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. U.S. resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such individuals should consult their tax advisors.

Distributions on Class A Common Stock

If we make distributions on our Class A common stock, these distributions generally will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent these distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our Class A common stock, but not below zero, and then will be treated as gain from the sale of stock.

Any dividend paid to you generally will be subject to withholding either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN or other appropriate version of IRS Form W-8 properly certifying qualification for the reduced rate. If you are eligible for a reduced rate of withholding pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If you hold our Class A common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividend is attributable to a permanent establishment maintained by you in the United States) are exempt from withholding. In order to claim this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying exemption. Effectively connected dividends, although not subject to withholding, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals.

Gain on Disposition of Class A Common Stock

Subject to the discussion below regarding recent legislative withholding developments, you generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A common stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by you in the United States);

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our Class A common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or your holding period for our Class A common stock.

If you are described in the first bullet above, you will be required to pay tax on the net gain derived from the sale at the same graduated U.S. federal income tax rates applicable to U.S. persons (net of certain deductions and credits), and if you are a corporate non-U.S. holder, you may be subject to the branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet above, you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though you are not considered a resident of the United States).

We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Class A common stock is regularly traded on an established securities market, our Class A common stock will be treated as a U.S. real property interest only if you actually or constructively hold more than 5% of such regularly traded Class A common stock at any time during the applicable period specified in the Internal Revenue Code.

Federal Estate Tax

Our Class A common stock beneficially owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any, regardless of whether withholding is reduced or eliminated by an applicable tax treaty. A similar report is sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or the gross proceeds of disposition of our Class A common stock may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information or returns are furnished to the IRS in a timely manner.

Recent Legislative Developments

Recent legislation and administrative guidance generally imposes withholding at a rate of 30% on payments to certain foreign entities (including financial institutions, which include hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles regardless of size) of dividends on and the gross proceeds of dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements (that are different from, and in addition to, the beneficial owner certification requirements described above) have been satisfied that generally relate to ownership by U.S. persons of interests in or accounts with those entities. These withholding requirements are expected to be phased in for dividend payments made on or after January 1, 2014, and for payments of gross proceeds of dispositions of U.S. common stock made on or after January 1, 2015. You should consult your tax advisor regarding the possible implications of this legislation on your investment in our Class A common stock.

SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number and percentage of shares of Class A common stock beneficially owned by each selling shareholder as of August 31, 2012, the number of shares of Class A common stock being offered by each selling shareholder pursuant to this prospectus supplement, and the number and percentage of shares of Class A common stock to be beneficially owned by each selling shareholder after the offering assuming the sale of the shares being offered by the selling shareholders pursuant to this prospectus supplement. We have determined beneficial ownership in accordance with the rules of the SEC. Applicable percentage ownership is based on 21,361,548 shares of Class A common stock outstanding as of August 31, 2012. In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding the number of shares of Class B common stock held by that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The information below is based upon information provided by the selling shareholders.

	Number of Shares of Class A Common Stock Owned Prior to the Offering (1)	Percentage of Class A Common Stock Owned Prior to the Offering (1)(2)	Number of Shares of Class A Common Stock to be Offered (1)(3)	Number of Shares of Class A Common Stock to be Owned After the Offering (1)(3)	Percentage of Class A Common Stock to be Owned After the Offering (1)(2)(3)
Name:
Richard N. Barton (4)	5,048,259	19.5%	250,000	4,798,259	16.3%
Lloyd D. Frink (5)(6)	4,445,227	17.9%	200,000	4,195,227	14.7%
The Frink Descendants’ Trust dated December 30, 2004 (6)	909,030	4.3%	50,000	859,030	3.4%
Blachford-Mohit Family Trust (7)	276,624	1.3%	75,000	201,624	0.8%
Total	9,770,110	33.2%	575,000	9,195,110	28.0%

(1)	Based on information available as of August 31, 2012.
(2)	Based on 21,361,548 shares of Class A common stock outstanding as of August 31, 2012.
(3)	Assumes the sale of all shares of Class A common stock offered by this prospectus supplement.
(4)	Richard N. Barton is a director and our Executive Chairman and was our Chief Executive Officer from the Company's inception until September 2010. Shares of Class A common stock owned prior to the offering include 4,521,904 shares of Class B common stock, as well as 521,008 shares of Class A common stock held by the Barton Descendants’ Trust dated December 30, 2004. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(5)	Lloyd D. Frink is a director and our Vice Chairman and President and was our Treasurer from December 2009 until March 2011 and our Chief Strategy Officer from September 2010 until March 2011. Shares of Class A common stock owned prior to the offering include 3,535,622 shares of Class B common stock, as well as 909,030 shares of Class A common stock held by the Frink Descendants’ Trust dated December 30, 2004. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(6)	The Frink Descendants’ Trust dated December 30, 2004 is affiliated with Lloyd D. Frink. Mr. Frink and his spouse exercise dispositive power over the shares of Class A common stock held by the trust. Jorrit Van der Meulen exercises voting power over the shares of Class A common stock held by the trust.
(7)	The Blachford-Mohit Family Trust is affiliated with our director Erik Blachford. Mr. Blachford and his spouse exercise voting and dispositive power over the shares of Class A common stock held by the trust.

Each of the selling shareholders acquired the shares of Class A common stock which may be offered pursuant to this prospectus supplement, or securities convertible into such shares of Class A common stock, prior to the date of the filing of the registration statement of which this prospectus forms a part in transactions that were exempt from registration under the Securities Act. The transactions in which the shares were acquired occurred prior to our July 2011 initial public offering of Class A common stock and have been completed.

Other than as noted below or in the footnotes to the table, the selling shareholders have not held a position or office with us or had a material relationship with us or any of our affiliates within the past three years other than as a result of their ownership of our securities.

Investors’ Rights Agreement

Each of the selling shareholders have registration rights pursuant to an investors’ rights agreement to which we are party as described more fully below under “Description of Capital Stock—Registration Rights,” which discussion is incorporated herein by reference.

Indemnification of Officers and Directors

We entered into indemnification agreements with each of our directors and certain of our executive officers which provide, among other things, that we will indemnify such director or officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Zillow, and otherwise to the fullest extent permitted under Washington law and our amended and restated bylaws. Our amended and restated articles of incorporation and amended and restated bylaws limit the liability of each of our directors and provide that we will indemnify each of our directors and officers to the fullest extent permitted by Washington law.

Other Transactions

Phillip Frink, the father of Lloyd Frink, is President of First Washington Corporation. First Washington Corporation was a co-managing underwriter of our July 2011 initial public offering of Class A common stock.

UNDERWRITING

Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as joint book-running managers of the offering, and Citigroup Global Markets Inc. is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we and the selling shareholders have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.	1,480,000
Goldman, Sachs & Co.	1,200,000
Allen & Company LLC	560,000
Pacific Crest Securities LLC	320,000
ThinkEquity LLC	240,000
Canaccord Genuity Inc.	200,000

Total	4,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the option to purchase additional shares described below) if they purchase any of the shares.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 600,000 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We and our officers and directors and the selling shareholders have agreed that, for a period of 45 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock. These lock-up agreements are subject to customary exceptions and Citigroup in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Certain of our directors and executive officers have entered into trading plans intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 regarding sales of shares of our Class A common stock. These plans permit the automatic trading of our Class A common stock by an independent person (such as a stockbroker) at the time of the trade and generally provide for sales to occur from time to time as specified under the terms of the plans. Sales made under these plans will not be subject to restriction under the lock-up agreements described above and may occur during the 45-day period from the date of this prospectus supplement.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “Z.”

The following table shows the underwriting discounts and commissions that we and the selling shareholders are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share	Total No Exercise	Total Full Exercise

To be paid by us	$2.043	$6,995,562.50	$8,221,062.50

To be paid by the selling shareholders	$2.043	$1,174,437.50	$1,174,437.50

We estimate that the expenses of this offering payable by us and the selling shareholders will be $726,000 and $15,000, respectively.

In connection with this offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•

Covering transactions involve purchases of shares either pursuant to the option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us, the selling shareholders or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

Perkins Coie LLP, Seattle, Washington, which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of Class A common stock being offered by this prospectus. The underwriters have been represented by Fenwick & West LLP, Seattle, Washington. Certain legal matters will be passed upon for the selling shareholders by Cooley LLP, Seattle, Washington.

TWB Investment Partnership II, L.P., an entity affiliated with Perkins Coie LLP, and certain members of Perkins Coie LLP beneficially own an interest representing less than 0.1% of our outstanding capital stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the balance sheet as of September 30, 2011 and the related statements of operations, shareholder’s deficit and cash flows for the nine months then ended of Diverse Solutions, Inc. appearing in our Current Report on Form 8-K, as amended, dated January 13, 2012, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Diverse Solutions, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements), which is incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. The Diverse Solutions, Inc. financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the balance sheets as of December 31, 2011 and 2010 and the related statements of operations, shareholders’ deficit and cash flows for each of the two years ended December 31, 2011 of RentJuice Corporation appearing in our Current Report on Form 8-K, as amended, dated June 13, 2012, as set forth in their report which is incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. The RentJuice Corporation financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus supplement and the accompanying prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 2, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed with the SEC on May 4, 2012 and August 9, 2012, respectively;

•	Our Current Reports on Form 8-K filed on May 2, 2012, June 1, 2012, June 7, 2012, June 29, 2012, and our Current Reports on Form 8-K/A filed on January 13, 2012 and June 13, 2012; and

•

The description of our Class A common stock as set forth in our registration statement on Form 8-A, which was filed on July 13, 2011, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described below. You may also obtain copies of these documents, other than exhibits, unless such exhibits have been specifically incorporated by reference thereto, free of charge by contacting our investor relations department at our principal offices at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, or at (866) 504-0030. You may also obtain this information without charge from investors.zillow.com/sec.cfm.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 (File No. 333-183111) filed by us with the SEC under the Securities Act of 1933, as amended. As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS

ZILLOW, INC.

Class A Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Warrants

We may offer from time to time Class A common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants in one or more offerings. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $150,000,000. Certain of these securities may be convertible into or exercisable or exchangeable for Class A common stock or preferred stock or other securities of Zillow. When we decide to sell a particular class of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

In addition, the selling shareholders may from time to time sell up to 3,600,891 shares of Class A common stock. In the prospectus supplement relating to any sales by the selling shareholders, we will, among other things, identify the number of shares of our Class A common stock that each of the selling shareholders will be selling. We will not receive any of the proceeds from the sale of our Class A common stock by the selling shareholders, but we may pay certain registration and offering fees and expenses.

You should read this prospectus and any prospectus supplement carefully before you invest. Neither we nor the selling shareholders may use this prospectus to sell securities unless it includes a prospectus supplement.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “Z.” On August 23, 2012, the last reported sale price of our Class A common stock on The Nasdaq Global Market was $37.99 per share.

Investing in our securities involves risks. See the sections entitled “Forward-Looking Information” and “Risk Factors” on page 3 of this prospectus, and in any accompanying prospectus supplement, as well as documents which are incorporated herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may sell Class A common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants described in this prospectus in one or more offerings up to an aggregate initial dollar amount of $150,000,000, and the selling shareholders may sell up to an aggregate amount of 3,600,891 shares of our Class A common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus or in any free writing prospectus filed with the SEC. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date. The terms “Zillow,” “we,” “us,” and “our” refer to Zillow, Inc. unless the context otherwise requires or where otherwise indicated.

ZILLOW, INC.

Zillow, Inc. was incorporated in the State of Washington in December 2004. We are the leading real estate information marketplace, providing vital information about homes, real estate listings and mortgages through our mobile applications and websites, enabling homeowners, buyers, sellers and renters to connect with real estate, mortgage and rental professionals best suited to meet their needs.

Our principal executive offices are located at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, and our telephone number is (206) 470-7000. Our website address is www.zillow.com. In addition, we maintain a Facebook page at www.facebook.com/zillow and a twitter feed at www.twitter.com/zillow. Information contained on, or that can be accessed through, our website, Facebook page or twitter feed does not constitute part of this prospectus and inclusions of our website address, Facebook page address and twitter feed address in this prospectus are inactive textual references only.

“Zillow,” “Zillow.com,” “Zestimate,” “Make Me Move,” “Postlets,” “RentJuice,” and the Zillow logo are registered trademarks of Zillow in the United States and in some other countries. “Diverse Solutions” is a trademark of Zillow. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings we make with the SEC.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 2, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 4, 2012, and for the quarter ended June 30, 2012, filed with the SEC on August 9, 2012;

•	Our Current Reports on Form 8-K filed on May 2, 2012, June 1, 2012, June 7, 2012, June 29, 2012, and our Current Reports on Form 8-K/A filed on January 13, 2012 and June 13, 2012; and

•

The description of our Class A common stock as set forth in our registration statement on Form 8-A, which was filed on July 13, 2011, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits, unless such exhibits have been specifically incorporated by reference thereto, free of charge by contacting our investor relations department at our principal offices at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, or at (866) 504-0030. You may also obtain this information without charge from investors.zillow.com/sec.cfm.

USE OF PROCEEDS

Our management team will have broad discretion in using the net proceeds from the sale of our securities by us offered hereby. Unless otherwise indicated in the accompanying prospectus supplement, we currently expect to use the net proceeds from the sale of the securities by us primarily for general corporate purposes, which may include working capital, sales and marketing activities, general and administrative matters and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no commitments or agreements as of the date of this prospectus to enter into any acquisitions or investments. Pending the use of net proceeds, we intend to invest the proceeds in investment-grade, interest-bearing investments. We will not receive any of the proceeds from the sale of our Class A common stock by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS TO EARNINGS

For purposes of computing the ratio of earnings to fixed charges and combined fixed charges and preferred dividends to earnings, earnings represent pre-tax income (loss) from continuing operations plus fixed charges. Fixed charges represent estimated interest within rental expense. The following table sets forth our ratios of earnings to fixed charges and combined fixed charges and preferred dividends to earnings for each period indicated.

	Six Months Ended June 30, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	8.83	2.41	—	—	—	—
Ratio of combined fixed charges and preferred dividends to earnings (1)(2)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Earnings were inadequate to cover fixed charges by approximately $6.8 million, $13.0 million, $21.9 million and $21.8 million for the years ended December 31, 2010, 2009, 2008 and 2007, respectively.
(2)	For the six months ended June 30, 2012 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007, we paid no preferred dividends.

SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number and percentage of shares of Class A common stock beneficially owned by each selling shareholder as of August 22, 2012, the maximum number of shares of Class A common stock which may be offered by each selling shareholder pursuant to this prospectus, and the number and percentage of shares of Class A common stock to be beneficially owned by each selling shareholder after the offering assuming the sale of the maximum number of shares which may be offered by the selling shareholders pursuant to this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC. Applicable percentage ownership is based on 21,248,470 shares of Class A common stock outstanding as of August 22, 2012. In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding the number of shares of Class B common stock held by that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The selling shareholders may sell up to an aggregate of 3,600,891 shares of our Class A common stock pursuant to this prospectus. Because the selling shareholders may offer all, some or none of their Class A common stock registered pursuant to the registration statement of which this prospectus forms a part, no assurance can be given as to the number of shares of Class A common stock that will be held by the selling shareholders after the offering. In addition, since the date the selling shareholders provided information regarding their ownership of the shares, they may have sold, transferred or otherwise disposed of all or a portion of their respective shares of Class A common stock or Class B common stock in transactions exempt from the registration requirements of the Securities Act. Information concerning the selling shareholders may change from time to time and, when necessary, any changed information will be set forth in a prospectus supplement to this prospectus or other applicable filing.

The information below is based upon information provided by the selling shareholders.

	Number of Shares of Class A Common Stock Owned Prior to the Offering (1)	Percentage of Class A Common Stock Owned Prior to the Offering (1)(2)	Maximum Number of Shares of Class A Common Stock to be Offered (1)(3)	Number of Shares of Class A Common Stock to be Owned After the Offering (1)(3)	Percentage of Class A Common Stock to be Owned After the Offering (1)(2)(3)
Name:
Richard N. Barton (4)	5,134,522	19.9%	250,000	4,884,522	18.8%
Lloyd D. Frink (5)(6)	4,466,027	18.0%	200,000	4,216,027	16.8%
The Frink Descendants’ Trust dated December 30, 2004 (6)	913,830	4.3%	50,000	863,830	4.0%
Blachford-Mohit Family Trust (7)	276,624	1.3%	100,000	176,624	0.8%
Entities Related to Technology Crossover Ventures (8)	3,000,891	14.1%	3,000,891	-0-	-0-

Total	12,878,064	43.8%	3,600,891	9,277,173	31.6%

(1)	Based on information available as of August 22, 2012.
(2)	Based on 21,248,470 shares of Class A common stock outstanding as of August 22, 2012.
(3)	Assumes the sale of all shares of Class A common stock offered by this prospectus.
(4)	Richard N. Barton is a director and our Executive Chairman. Shares of Class A common stock owned prior to the offering include 4,592,643 shares of Class B common stock and 536,532 shares of Class A common stock held by the Barton Descendants’ Trust dated December 30, 2004. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(5)	Lloyd D. Frink is a director and our Vice Chairman and President. Shares of Class A common stock owned prior to the offering include 3,551,622 shares of Class B common stock and 913,830 shares of Class A common stock held by the Frink Descendants’ Trust dated December 30, 2004. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(6)	The Frink Descendants’ Trust dated December 30, 2004 is affiliated with Lloyd D. Frink.
(7)	The Blachford-Mohit Family Trust is affiliated with our director Erik Blachford.
(8)	Includes 2,943,729 shares of our Class A common stock beneficially owned by entities related to Technology Crossover Ventures which are held of record by TCV V, L.P., or TCV V, and 57,162 shares of our Class A Common Stock held of record by TCV Member Fund, L.P., or TCV MF, and, together with TCV V, the TCV Funds. The TCV Funds are organized as “blind pool” partnerships in which the limited partners (or equivalents) have no discretion over investment or sale decisions, are not able to withdraw from the TCV Funds, except under exceptional circumstances, and generally participate ratably in each investment made by the TCV Funds. The sole General Partner of TCV V and a General Partner of TCV MF is Technology Crossover Management V, L.L.C., or TCM V. The investment activities of TCM V are managed by Jay C. Hoag, one of our directors, Richard H. Kimball, John L. Drew, and Jon Q. Reynolds, Jr., or together, the TCM Members, who share voting and dispositive power with respect to the shares beneficially owned by the TCV Funds. The address for each of these persons and entities is c/o Technology Crossover Ventures, 528 Ramona Street, Palo Alto, California 94301. Technology Crossover Ventures is comprised of investment funds (the “TCV Investment Funds”) that are shareholders in certain portfolio companies that may be (or whose subsidiaries may be) broker-dealers. In addition, certain of the limited partners of the TCV Investment Funds may be affiliated or associated with broker-dealers. The TCV Funds purchased the shares being registered on their behalf in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

Each of the selling shareholders acquired the shares of Class A common stock which may be offered pursuant to this prospectus prior to the date of the filing of the registration statement of which this prospectus forms a part in transactions that were exempt from registration under the Securities Act. The transactions in which the shares were acquired occurred prior to our July 2011 initial public offering of Class A common stock and, in the case of the TCV Funds, in a private placement that occurred concurrently with our July 2011 initial public offering of Class A common stock, and have been completed.

Other than as noted below or in the footnotes to the table, the selling shareholders have not held a position or office with us or had a material relationship with us or any of our affiliates within the past three years other than as a result of their ownership of our securities.

Investors’ Rights Agreement

Each of the selling shareholders have registration rights pursuant to an investors’ rights agreement to which we are party as described more fully below under “Description of Capital Stock – Registration Rights,” which discussion is incorporated herein by reference.

Indemnification of Officers and Directors

We entered into indemnification agreements with each of our directors and certain of our executive officers which provide, among other things, that we will indemnify such director or officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Zillow, and otherwise to the fullest extent permitted under Washington law and our amended and restated bylaws. Our amended and restated articles of incorporation and amended and restated bylaws limit the liability of each of our directors and provide that we will indemnify each of our directors and officers to the fullest extent permitted by Washington law.

Concurrent Private Placement

Concurrent with the closing of our July 2011 initial public offering of Class A common stock, funds affiliated with Technology Crossover Ventures purchased from us in a private placement 249,999 shares of our Class A common stock at $20.00 per share. The shares that we sold in this concurrent private placement were not registered in our initial public offering. The funds affiliated with Technology Crossover Ventures are entitled to registration rights with respect to these shares under the investors’ rights agreement described above.

Other Transactions

Phillip Frink, the father of Lloyd Frink, is President of First Washington Corporation. First Washington Corporation was a co-managing underwriter of our July 2011 initial public offering of Class A common stock.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our amended and restated articles of incorporation and amended and restated bylaws are summaries and are qualified by reference to our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K, which is incorporated by reference herein.

Our authorized capital stock consists of 645,000,000 shares, each with a par value of $0.0001 per share, consisting of the following three classes of stock:

•	600,000,000 shares designated as Class A common stock;

•	15,000,000 shares designated as Class B common stock; and

•	30,000,000 shares designated as preferred stock.

As of June 30, 2012, we had outstanding 20,859,428 shares of Class A common stock, held of record by 112 shareholders and 8,341,026 shares of Class B common stock, held of record by two shareholders. In addition, as of June 30, 2012, 5,291,516 shares of our Class A common stock were subject to outstanding stock options with a weighted average exercise price of $11.25 per share.

Class A Common Stock and Class B Common Stock

Voting Rights

Since Zillow’s inception, we have had authorized Class A common stock, which has one vote per share, and authorized Class B common stock, which has ten votes per share. On any matter that is submitted to a vote of our shareholders, the holders of our Class A common stock are entitled to one vote per share of Class A common stock and the holders of our Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of Class A common stock and Class B common stock will vote together as a single group on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our amended and restated articles of incorporation.

Under Washington law and our amended and restated articles of incorporation, holders of our Class A common stock and holders of our Class B common stock may each be entitled to vote as a separate voting group, or as a separate voting group with other classes that are affected in the same or a substantially similar way, on a proposed amendment to our amended and restated articles of incorporation that would:

•

effect an exchange or reclassification of all or part of the issued and outstanding shares of the class into shares of another class that would adversely affect the holders of the exchanged or reclassified class;

•	change the rights, preferences, or limitations of all or part of the issued and outstanding shares of the class that would adversely affect the holders of shares of the class;

•	change all or part of the issued and outstanding shares of the class into a different number of shares of the same class, that would adversely affect the holders of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class;

•	cancel or otherwise adversely affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class; or

•	effect a redemption or cancellation of all or part of the shares of the class in exchange for cash or any other form of consideration other than shares of our capital stock.

Holders of our Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors, which means that the holders of a majority of the voting power of our Class A common stock and Class B common stock, voting together as a single voting group, will be entitled to elect all of the directors standing for election, if they so choose.

Because of our dual class structure, for the foreseeable future our founders, Richard Barton and Lloyd Frink, who currently hold all of our Class B common stock, will continue to be able to control all matters submitted to our shareholders for approval, including the election and removal of directors (with or without cause).

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and Class B common stock are entitled to share equally in any dividends that our board of directors may declare from time to time unless different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting as a separate voting group. If a dividend is paid in the form of Class A common stock or Class B common stock, then holders of Class A common stock will receive Class A common stock and holders of Class B common stock will receive Class B common stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of our Class A common stock and Class B common stock are entitled to share ratably in proportion to the number of shares of Class A common stock then held by each (assuming the conversion of all shares of Class B common stock into shares of Class A common stock) in our assets available for distribution to the shareholders after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Redemption

Our Class A common stock and Class B common stock are not redeemable.

Preemptive Rights

Our amended and restated articles of incorporation provide that no preemptive rights shall exist with respect to shares of our stock or securities convertible into shares of our stock, except to the extent provided by written agreement.

Conversion

All of the Class B common stock is currently held by Richard Barton or Lloyd Frink, each of whom we refer to in this “Conversion” section as a “founder.” Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for (i) certain transfers described in our amended and restated articles of incorporation, so long as the founder who transfers the Class B common stock continues to hold exclusive voting and dispositive power with respect to the shares transferred or (ii) transfers between the founders or entities through which a founder holds exclusive voting and dispositive power with respect to the Class B common stock.

In the event of the death or mental disability of a founder, each share of such founder’s Class B common stock will convert into one share of Class A common stock, except as set forth below. If a founder (whom we refer to as the transferring founder), or an entity that holds Class B common stock with respect to which such founder holds exclusive voting and dispositive power, transfers voting control of shares of Class B common stock to the other founder contingent or effective upon the transferring founder’s death or mental disability, then the transferring founder’s death or mental disability will not immediately trigger a conversion to Class A common stock, provided that the shares of Class B common stock as to which voting control was transferred shall convert to Class A common stock no later than nine months after the death or mental disability of the transferring founder. Further, if one founder dies or becomes mentally disabled simultaneously with when the other founder dies or becomes mentally disabled, the founders’ death or mental disability will not immediately trigger a conversion to Class A common stock if voting control of the founders’ shares of Class B common stock is transferred to a trustee designated by the founders and approved by the board of directors, provided that the shares of Class B common stock as to which voting control was transferred shall convert to Class A common stock no later than nine months after the death or mental disability of the founders.

Once converted into Class A common stock, the Class B common stock may not be reissued.

Except for the issuance of Class B common stock in connection with dividends or distributions in accordance with the amended and restated articles of incorporation, we will not issue additional shares of Class B common stock unless the issuance is approved by holders of a majority of the outstanding shares of Class A common stock and holders of a majority of the outstanding shares of Class B common stock, each voting as a separate voting group.

Preferred Stock

Pursuant to our amended and restated articles of incorporation, our board of directors has the authority to issue up to 30,000,000 shares of preferred stock from time to time in one or more series, including preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of other shares of our capital stock, without further action by shareholders, other than approval by or written agreement of holders of at least a majority of our outstanding Class B common stock, which is held by our two founders, Richard Barton and Lloyd Frink (which we refer to as the approval right), or in lieu of such approval or written agreement, approval by our board of directors including a founder in his capacity as a member of our board of directors. The approval right will terminate when the Class B common stock represents less than 7% of the aggregate number of shares of the outstanding Class A common stock and Class B common stock. Subject to this approval right, our board of directors will also have the authority to fix the voting rights, limitations and relative rights of any series of preferred stock, including dividend rights, liquidation rights, redemption rights, conversion rights and voting rights. The issuance of preferred stock may decrease the market price of the Class A common stock.

Registration Rights

We are party to an investors’ rights agreement with Benchmark Capital V, L.P., the TCV Funds, PAR Investment Partners, L.P., the Blachford-Mohit Family Trust, and Gregory B. Maffei, who we refer to in this section collectively as the “eligible investors,” and Richard Barton, Lloyd Frink, the Barton Descendants’ Trust and the Frink Descendants’ Trust, who we refer to collectively in this “Registration Rights” section as our “founders”. Under this agreement, the eligible investors and our founders are entitled, subject to certain conditions, to the registration rights described below with respect to certain shares of our Class A common stock (assuming conversion of the Class B common stock), which we refer to in this section as the “registrable securities.” These registration rights enable the eligible investors and our founders to offer and sell registered shares of our Class A common stock without restriction (including in public markets) under the Securities Act when the applicable registration statement is declared effective.

We are required to pay for all expenses, other than underwriting discounts, commissions and stock transfer taxes, incurred in connection with the registration of the registrable securities. Under the investors’ rights agreement, we have agreed to indemnify the holders of the registrable securities against specified liabilities under state and federal securities laws, including liabilities under the Securities Act. No holder of registrable securities will be entitled to registration rights under the investors’ rights agreement after the earlier of (a) five years after the closing of our initial public offering on July 25, 2011, or (b) as to any holder, the time after the closing of our initial public offering on July 25, 2011 at which the holder holds 1% or less of our outstanding Class A common stock and all registrable securities held by the holder can be sold in any three-month period without registration in compliance with Rule 144 under the Securities Act.

Demand Registration Rights

Pursuant to the investors’ rights agreement, the eligible investors and our founders are entitled to the demand registration rights described in this section. Any investor who constitutes a “major investor” as defined in the investors’ rights agreement, or one or more of our founders holding in the aggregate at least 30% of our Class B common stock, including for this purpose, any Class A common stock issued in conversion of such Class B common stock, may request that we register all or a portion of their registrable securities so long as the anticipated aggregate offering price is in excess of $20 million. In that case, all of the eligible investors and our founders will be entitled to participate in the registration. We will not be required to effect a demand registration during the period beginning 90 days prior to the filing, and ending 180 days following the effectiveness, of a registration statement we initiate relating to a public offering of our securities. Subject to specified conditions, we may defer a demand registration for up to 90 days in a 12-month period. Further, we will not be required to effect a demand registration for a major investor if we have previously effected two demand registrations initiated by one or more major investors. Similarly, we will not be required to effect a demand registration for one of our founders if we have previously effected two demand registrations initiated by one or more of our founders. In an underwritten offering, the underwriter has the right, subject to conditions, to limit the number of registrable securities that the eligible investors and our founders may include in the registration. In that case, the number of shares that may be included in the underwritten offering will be apportioned between the eligible investors and our founders so that the eligible investors may include 65% of the total number of securities to be included in the offering and our founders may include 35% of the total number of securities to be included in the offering.

Piggyback Registration Rights

The eligible investors and our founders may elect to include their registrable securities in any registration statement we file under the Securities Act to register any of our securities, subject to exceptions, and also to include those shares in any underwritten offering contemplated by that registration statement. We are not required to include in any registration and underwriting the shares that the holders elect to include in a registration statement where the underwriter determines in good faith that the inclusion of the shares would jeopardize the success of the offering, so long as the total number of shares of the holders included in the offering is not reduced below 30% of the total number of registrable securities included in the offering. In the event the underwriter determines to limit the participation of the eligible investors and our founders, the shares those holders may include in the registration will be apportioned between the eligible investors and our founders so that the eligible investors may include 65% of the total number of securities to be offered by those holders and our founders may include 35% of the total number of securities to be offered by those holders.

Form S-3 Registration Rights

The eligible investors and our founders may require us, upon request of a major investor, or one or more of our founders holding an aggregate of at least 30% of our Class B common stock, including, for this purpose, any Class A common stock issued in conversion of such Class B common stock, to file additional registration statements on Form S-3 to register their registrable securities so long as the proposed aggregate offering amount is at least $10 million for each registration. We do not have to effect a Form S-3 registration in response to a major investor’s request if we have, within the preceding 12-month period, already effected two Form S-3 registrations at the request of one or more major investors. Similarly, we do not have to effect a Form S-3 registration in response to a founder’s request if we have, within the preceding 12-month period, already effected two Form S-3 registrations at the request of one or more of our founders. In addition, subject to specified conditions, we may defer a Form S-3 registration for up to 90 days in a 12-month period.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Washington Law

Provisions of our amended and restated articles of incorporation, our amended and restated bylaws and Washington law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our shareholders. These provisions, which are summarized below, may delay, defer or prevent a tender offer or takeover attempt of our company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for our restructuring or sale of all or part of our business. Some of these provisions will become effective only after the date, which we refer to as the threshold date, on which the Class B common stock held by our founders, Richard Barton and Lloyd Frink, represents less than 7% of the aggregate number of shares of the outstanding Class A common stock and Class B common stock.

Dual Class Structure

As discussed above, our Class B common stock has 10 votes per share, while our Class A common stock, which is the only class of stock which is publicly traded, has one vote per share. All of our Class B common stock is controlled by our founders, Richard Barton and Lloyd Frink. Because of our dual class structure, for the foreseeable future our founders will continue to be able to control all matters submitted to our shareholders for approval, including the election and removal of directors and significant corporate transactions such as a merger or other sale of us or of our assets. In addition, until the threshold date our founders will be able to call meetings of shareholders and fill vacancies on the board, and directors may be removed with or without cause. The concentrated control described above could also delay, defer or prevent a change of control, merger, consolidation, takeover or other business combination involving us that other shareholders may support, and could discourage a potential acquiror from initiating such a transaction.

Authorized but Unissued Shares of Class A Common Stock and Preferred Stock

Our authorized but unissued shares of Class A common stock and preferred stock are available for our board of directors to issue without shareholder approval (except to the extent described above under “Preferred Stock”). To the extent described above in “Preferred Stock”, our board of directors has the authority under our amended and restated articles of incorporation to issue preferred stock with rights superior to the rights of our Class A common stock. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of Class A common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of Class A common stock or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of Class A common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Classified Board of Directors; Election and Removal of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes, as nearly equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected annually by our shareholders. Prior to the threshold date, our directors can be removed with or without cause by holders of our Class A common stock and Class B common stock, voting together as a single group, and vacancies on the board of directors may be filled by such shareholders voting together as a single group, by the affirmative vote of a majority of the directors then in office or by the sole remaining director. After the threshold date, our directors can be removed only for cause and vacancies on our board of directors may be filled only by the affirmative vote of a majority of the directors then in office or by the sole remaining director. Further, both before and after the threshold date, only our board of directors may change the size of our board of directors. Because, after the threshold date, this system of electing, appointing and removing directors generally makes it more difficult for shareholders to replace a majority of our board of directors, it may discourage a third party from initiating a tender offer or otherwise attempting to gain control of our company, and may maintain the incumbency of our board of directors.

Limits on Ability of Shareholders to Act by Written Consent or Call Special Meetings of Shareholders

Washington law limits the ability of shareholders of public companies from acting by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder actions. In addition, our amended and restated articles of incorporation provide that special meetings of our shareholders may be called only by the chairman of our board of directors, our board of directors, our chief executive officer, our president or (prior to the threshold date) holders of at least 25% of the combined voting power of our outstanding Class A common stock and Class B common stock. After the threshold date, only the chairman of our board of directors, our board of directors, our chief executive officer or our president may call a special meeting of shareholders.

Advance Notice Requirements for Shareholders Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to bring business before a meeting of shareholders, or to nominate candidates for election as directors at a meeting of shareholders, must provide us with timely written notice of their proposal. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Amendment to Our Amended and Restated Bylaws and Amended and Restated Articles of Incorporation

Our amended and restated articles of incorporation and amended and restated bylaws provide that shareholders can amend or repeal the bylaws only by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our Class A common stock and Class B common stock, voting together as a single group.

Unless approved by a majority of our “continuing directors,” as that term is defined in our amended and restated articles of incorporation, specified provisions of our articles of incorporation may not be amended or repealed without the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock entitled to vote on the action, including the following provisions:

•

those requiring the affirmative vote of at least two-thirds of the voting power of our outstanding Class A common stock and Class B common stock, voting together as a single group, in order for shareholders to amend or repeal our bylaws;

•	those dividing our board of directors into three classes;

•	those providing that, after the threshold date, directors are removable only for cause;

•	those permitting, after the threshold date, only a majority of the members of our board of directors or the sole remaining director to fill vacancies on our board;

•	those providing that only our board of directors may change the size of our board of directors;

•

those requiring the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding Class A common stock and Class B common stock, voting together as a single group, to amend specified provisions of our amended and restated articles of incorporation; and

•

those providing that special meetings of shareholders may be called only by the chairman of our board of directors, our chief executive officer, our president or (prior to the threshold date) holders of at least 25% of the combined voting power of our outstanding Class A common stock and Class B common stock.

Washington Law

Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in specified “significant business transactions” for a period of five years after the share acquisition by an acquiring person, unless (a) the significant business transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition or (b) the significant business transaction was both approved by the majority of the members of the target corporation’s board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. Significant business transactions include, among other transactions:

•	mergers, share exchanges or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation employed in Washington over a five-year period as a result of the acquiring person’s acquisition of 10% or more of the shares;

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•	liquidating or dissolving the target corporation.

After the five-year period, “significant business transactions” are permitted, as long as they comply with the “fair price” provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. A corporation may not “opt out” of this statute.

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt or subordinated debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities will be issued under a debt indenture summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of debt indenture relating to the debt securities, along with a form of debt securities, are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indenture does not limit the aggregate principal amount of debt securities we may issue and provides that we may issue debt securities thereunder from time to time in one or more series. The indenture does not limit the amount of other indebtedness or debt securities which we or our subsidiaries may issue. Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

If any of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•

whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•

any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will, subject to certain conditions, pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may, subject to certain conditions, pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indenture does not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to any of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Zillow, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The debt indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indenture.

Modification and Waiver

We and the trustee may modify and amend the debt indenture without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure certain debt securities;

•	establish the form or terms of debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect.

In addition, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the debt indenture in a way that would:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indenture, to waive compliance with certain provisions of the debt indenture or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the debt indenture. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the debt indenture with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the debt indenture that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the debt indenture for 60 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the debt indenture. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder first gives the trustee written notice of a continuing event of default,

•

the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity, and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance,” or

•

to be released from our obligations under the indenture with respect to the debt securities as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the debt indenture or any other material agreement or instrument to which we are a party or by which we are bound,

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date, and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the debt indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “— Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The debt indentures and the debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be unsecured obligations and will be either convertible senior debt or convertible subordinated debt. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities and convertible subordinated debt securities will be issued under a convertible debt indenture summarized below. Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities, the applicable information refers to any convertible debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the convertible debt securities, along with a form of convertible debt securities, are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indenture does not limit the aggregate principal amount of convertible debt securities we may issue and provides that we may issue convertible debt securities thereunder from time to time in one or more series. The indenture does not limit the amount of other indebtedness or convertible debt securities which we or our subsidiaries may issue. Under the indenture, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

If any of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of convertible debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

•

whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

•

any other terms of the convertible debt securities and any other deletions from or modifications or additions to the convertible debt indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will, subject to certain conditions, pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may, subject to certain conditions, pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any convertible debt security selected for redemption in whole or in part, except the unredeemed portion of any convertible debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any convertible debt securities, the indenture does not limit our ability to incur debt or give holders of convertible debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of convertible debt securities for information regarding any changes in the events of default described below or covenants contained in the convertible debt indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into Class A common stock. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares of our Class A common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of our Class A common stock as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to any of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Zillow, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshaling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible debt indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the convertible debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indenture.

Modification and Waiver

We and the trustee may modify and amend the convertible debt indenture without the consent of the holders of the outstanding convertible debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the convertible debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of convertible debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure certain convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of convertible debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of convertible debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indenture in any material respect.

In addition, we and the trustee may modify and amend the convertible debt indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding convertible debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the convertible debt indenture in a way that would:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding convertible debt securities necessary to modify or amend the convertible debt indenture, to waive compliance with certain provisions of the convertible debt indenture or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding convertible debt securities may waive our compliance with certain restrictive covenants of the convertible debt indenture. The holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may waive any past default under the convertible debt indenture with respect to outstanding convertible debt securities of that series, which will be binding on all holders of convertible debt securities of that series, except a default in the payment of principal or interest on any convertible debt security of that series or in respect of a provision of the convertible debt indenture that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the convertible debt indenture for 60 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the convertible debt indenture. The trustee may withhold notice of any default to the holders of convertible debt securities of any series (except for a default on principal or interest payments on convertible debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding convertible debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the convertible debt securities of that series.

No holder of a convertible debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder first gives the trustee written notice of a continuing event of default,

•

the holders of at least 25% in principal amount of the outstanding convertible debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity, and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding convertible debt securities of the series in default a direction inconsistent with that request.

However, the holder of any convertible debt security has the absolute right to receive payment of the principal of and any interest on the convertible debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of convertible debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such convertible debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such convertible debt securities to the date of deposit (if the convertible debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the convertible debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such convertible debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the convertible debt securities and other obligations to provide for the conversion rights of the holders of such convertible debt securities, to register the transfer or exchange of such convertible debt securities, to replace temporary or mutilated, destroyed, lost or stolen convertible debt securities, to maintain an office or agency with respect to such convertible debt securities and to hold moneys for payment in trust), such an action a “defeasance,” or

•

to be released from our obligations under the indenture with respect to the convertible debt securities as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such convertible debt securities, such an action a “covenant defeasance”.

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the convertible debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the convertible debt indenture or any other material agreement or instrument to which we are a party or by which we are bound,

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date, and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such convertible debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the convertible debt indenture.

If we accomplish covenant defeasance on convertible debt securities of certain holders, those holders can still look to us for repayment of their convertible debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the convertible debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of convertible subordinated debt securities, the subordination provisions described under “— Convertible Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any convertible subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The convertible debt indentures and the convertible debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our Class A common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of Class A common stock and the number of shares of Class A common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	our debt securities or convertible debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities;

securing the holders’ obligations to purchase the Class A common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

An accompanying prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid securities. The description in any accompanying prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if any, the prepaid related securities and the document contracts or stock purchase units, and, if any, the prepaid securities and the documents pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units, as necessary. Material U.S. federal income tax consideration applicable to the stock purchase contracts and the stock purchase units will also be discussed in an accompanying prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of, Class A common stock, preferred stock or convertible preferred stock that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•

the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•

the designation and terms of the securities, if other than Class A common stock, purchasable upon exercise of the warrants and of any securities, if other than Class A common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the warrant certificate, if applicable, and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver in order to exercise a warrant. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to the close of business, New York City time, on the expiration date set forth in the applicable prospectus supplement. After the close of business, New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates may be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

USE OF GLOBAL SECURITIES

The debt securities or convertible debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities or convertible debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities or convertible debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents. In this section, the term “debt securities” will refer to both debt securities and convertible debt securities.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The applicable indenture provides that if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

•	an event of default with respect to a series of debt securities occurs and continues;

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

PLAN OF DISTRIBUTION

We or the selling shareholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling shareholders may also sell their shares of Class A common stock in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

In addition, we or any selling shareholder may enter into option, share lending or other types of transactions that require us or such selling shareholder to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or such selling shareholder may:

•	enter into transactions involving short sales of shares of the securities by underwriters, brokers or dealers;

•	sell securities short and deliver the securities to close out short positions;

•

enter into option or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

The prospectus supplement with respect to each series of securities will state the manner and terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling shareholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, we or the selling shareholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling shareholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling shareholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling shareholders pay for solicitation of these delayed delivery contracts.

The selling shareholders may be deemed to be underwriters as defined in the Securities Act. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling shareholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling shareholder in the ordinary course of business.

We or the selling shareholders may sell the offered securities to one or more purchasers directly, in which case no underwriters or agents would be involved.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “Z.” Class A common stock sold under this prospectus will be listed on The Nasdaq Global Market, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

There can be no assurance that we or the selling shareholders will sell all or any of the securities offered by this prospectus.

This prospectus also may be used in connection with any issuance by us of Class A common stock, preferred stock or convertible preferred stock upon exercise of a warrant if such an issuance is not exempt from the registration requirements of the Securities Act.

LEGAL MATTERS

Perkins Coie LLP, Seattle, Washington, will provide Zillow with an opinion as to the legality of the securities we are offering. Counsel representing any underwriters, dealers, agents or selling shareholders will be named in the applicable prospectus supplement.

TWB Investment Partnership II, L.P., an entity affiliated with Perkins Coie LLP, and certain members of Perkins Coie LLP beneficially own an interest representing less than 0.1% of our outstanding capital stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the financial statements of Diverse Solutions, Inc. appearing in our Current Report on Form 8-K, as amended, dated January 13, 2012, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Diverse Solutions, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. The Diverse Solutions, Inc. financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the financial statements of RentJuice Corporation appearing in our Current Report on Form 8-K, as amended, dated June 13, 2012, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part. The RentJuice Corporation financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

4,000,000 Shares

Zillow, Inc.

Class A Common Stock

September 6, 2012

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ThinkEquity LLC

Canaccord Genuity